UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

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10700 Bren Road West
Minnetonka, Minnesota 55343
Dear Stockholder:
On behalf of the board of directors of American Medical Systems Holdings, Inc., I am pleased to invite you to attend our 2009 Annual Stockholders Meeting. The meeting will be held on Thursday, April 30, 2009, at 10:00 a.m., central time, in our offices at 10700 Bren Road West, Minnetonka, Minnesota.
Our board of directors unanimously recommends that you vote FOR each of the director nominees, FOR the proposal to approve our 2005 Stock Incentive Plan as amended and restated and FOR the proposal to ratify our independent auditors, all as discussed in the attached Notice of Annual Stockholders Meeting and Proxy Statement, and believes that such a vote is in the best interests of AMS and its stockholders. Accordingly, we ask you to carefully review the accompanying materials and promptly vote your shares.
Your vote is important to us. Whether or not you attend personally, we ask you to complete, sign and date the enclosed proxy card, and return it in the enclosed envelope in order to have your shares represented and voted at the Annual Meeting. If you do attend, your proxy can be revoked at your request in the event you wish to vote in person.
Very truly yours,
Anthony P. Bihl, III
President and Chief Executive Officer
April 2, 2009

NOTICE OF ANNUAL STOCKHOLDERS MEETING TO BE HELD THURSDAY, APRIL 30, 2009
INFORMATION CONCERNING THE ANNUAL MEETING
VOTING OF SHARES
ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE—2008
GRANTS OF PLAN-BASED AWARDS—2008
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—2008
OPTION EXERCISES—2008
NONQUALIFIED DEFERRED COMPENSATION—2008
PRINCIPAL STOCKHOLDERS AND MANAGEMENT BENEFICIAL OWNERSHIP
RELATED PERSON RELATIONSHIPS AND TRANSACTIONS
APPROVAL OF 2005 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED
RATIFICATION OF AUDITORS
AUDIT COMMITTEE REPORT
AUDIT AND NON-AUDIT FEES
OTHER BUSINESS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS FOR THE NEXT ANNUAL MEETING
DIRECTOR NOMINATIONS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS
ANNUAL REPORT
APPENDIX A

10700 Bren Road West
Minnetonka, Minnesota 55343

NOTICE OF ANNUAL STOCKHOLDERS MEETING
TO BE HELD THURSDAY, APRIL 30, 2009

TO THE STOCKHOLDERS OF AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.:
The 2009 Annual Stockholders Meeting of American Medical Systems Holdings, Inc. (AMS) will be held on Thursday, April 30, 2009, at 10:00 a.m., central time, in our offices at 10700 Bren Road West, Minnetonka, Minnesota, for the following purposes:
1.	To elect three directors, each to serve for a three-year term, or until their successors are elected and qualified.

2.	To consider and act upon a proposal to approve our 2005 Stock Incentive Plan, as amended and restated, which includes an increase of the number of shares reserved for issuance under the plan by 5,000,000 shares and an increase of the number of incentive stock option grants that we may make under the plan from 6,600,000 to 11,600,000 shares.

3.	To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as our independent auditors for 2009.

4.	To transact other business if properly brought before the Annual Meeting or any adjournment thereof.
Only stockholders of record as shown on the books of AMS at the close of business on March 13, 2009, will be entitled to vote at the Annual Meeting or any adjournment thereof. Stockholders are entitled to one vote for each share held of record at that time.

April 2, 2009	By Order of the Board of Directors

Thomas A. Letscher
Secretary

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
10700 Bren Road West
Minnetonka, Minnesota 55343

Proxy Statement for
Annual Stockholders Meeting
Thursday, April 30, 2009

INFORMATION CONCERNING THE ANNUAL MEETING
          The Annual Stockholders Meeting of American Medical Systems Holdings, Inc. (AMS) will be held on Thursday, April 30, 2009, at 10:00 a.m., central time, in our offices at 10700 Bren Road West, Minnetonka, Minnesota. Please see the attached Notice of Meeting for the purposes of the meeting.
          A proxy card is enclosed for your use. You are solicited on behalf of the board of directors to MARK, SIGN AND DATE THE PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. Postage is not required if mailed within the United States. We will pay the cost of soliciting proxies, including preparing, assembling and mailing the proxies. We will also pay the cost of forwarding such material to the beneficial owners of our common stock. The company has retained Georgeson Inc., to assist in the solicitation of proxies, for an estimated fee of $9,500 plus reimbursement of out-of-pocket expenses. In addition, certain of our directors, officers, and regular employees may, for no additional compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for the expenses of forwarding proxy materials to the beneficial owners of our common stock.
          Any proxy card given in response to this solicitation and received in time for the Annual Meeting will be voted according to the instructions given in the proxy card. Any stockholder giving a proxy may revoke it at any time before its use at the Annual Meeting by:
•	giving written notice of revocation to our Secretary before the Annual Meeting or at the Annual Meeting before the proxy card is used;

•	submitting another duly executed proxy card with a later date; or

•	appearing at the Annual Meeting and voting such holder’s stock in person.
          We expect to mail this proxy statement, the proxy card and notice of meeting to our stockholders on or about April 2, 2009.
VOTING OF SHARES
          Our board of directors has fixed the close of business on March 13, 2009 as the record date for determining the stockholders of AMS who are entitled to notice of and to vote at the Annual Meeting. On March 13, 2009, we had 73,691,504 shares of common stock issued and outstanding. For each share of common stock that you own of record at the close of business on March 13, 2009, you are entitled to one vote on each matter voted on at the Annual Meeting. The holders of shares of common stock do not have cumulative voting rights.
          Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock (36,845,753 shares) is required for a quorum to conduct business. In general, shares of common stock represented by a properly signed and returned proxy card will count as shares present at the Annual Meeting to determine a quorum. This is the case regardless of whether the card reflects votes withheld from the election of directors or abstentions (or is left blank) or reflects a “broker non-vote” on a matter. A proxy card reflecting a broker non-vote is any proxy card that is returned by a broker on behalf of its beneficial owner customer and not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote.
          Assuming a quorum is present at the Annual Meeting, directors will be elected by a plurality of the votes cast in person or by proxy as described in Proposal 1 pursuant to our governing documents and applicable law. As a result, the three director nominees receiving the highest vote totals will be elected and votes withheld from the election of director nominees, therefore, will not affect election of the nominees receiving the highest vote totals. Our Corporate Governance Standards address situations in which a director nominee does not receive a majority of the votes cast “FOR” his or her election. This policy is described in more detail under the heading “Election of Directors—Nomination.”
          The approval of our 2005 Stock Incentive Plan as amended and restated as described in Proposal 2, the ratification of the selection of Ernst & Young LLP as our independent auditors for 2009 as described in Proposal 3 and all other business that may properly come before the Annual Meeting requires the approval of a majority of the shares voting in person or by proxy on that proposal.
          You may vote for or against a proposal, or may abstain from voting on a proposal. You may vote for all nominees for director, or withhold authority to vote for all or certain nominees. Shares voted as abstaining on a proposal will be treated as votes against the proposal. Broker non-votes on a proposal will be treated as shares not entitled to vote on that proposal and, therefore, will not be counted as voted shares.
          Shares of common stock represented by properly executed proxy cards will be voted as directed on the proxy cards. Proxies signed by stockholders, but lacking any voting instructions, will be voted in favor of each nominee for director, in favor of the approval of our 2005 Stock Incentive Plan as amended and restated and in favor of ratification of Ernst & Young. The proxies named on the proxy card will use their judgment to vote such proxies on any other business that may properly come before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 30, 2009
This proxy statement and our Annual Report on Form 10-K are available at
http://materials.proxyvote.com/02744M.
ELECTION OF DIRECTORS
PROPOSAL 1
Nomination
          Our Bylaws provide that the board of directors shall have at least one member, or a different number of members as may be determined by the board, but in no case shall the board exceed nine members. Our Second Amended and Restated Certificate of Incorporation divides the board of directors into three staggered classes that are as nearly equal in size as possible. The term of each class of directors is three years, and the term of one class expires each year at our annual meeting of stockholders.
          The terms of three current members of the board will expire at the Annual Meeting. The terms of the remaining five current members of the board will expire as indicated in the table that follows. The nominating/corporate governance committee of the board has recommended and the board has nominated Anthony P. Bihl, III, Jane E. Kiernan and Thomas E. Timbie for election as directors at the Annual Meeting to serve as directors for a three-year term expiring at our 2012 Annual Meeting of Stockholders, or until their successors are duly elected and qualified. Mr. Bihl was elected to the board in April 2008 by our board of directors in connection with his appointment to the position of the company’s President and Chief Executive Officer. Ms. Kiernan has served as a director since 2006, and Mr. Timbie has served as a director since 2002. No arrangements or understandings exist between any director or nominee and any other person under which such director or nominee was selected.
          The board recommends a vote FOR, and solicits proxies in favor of, the election of each of Mr. Bihl, Ms. Kiernan and Mr. Timbie as a director. It is the intention of the persons named in the enclosed proxy card to vote such proxy for the election of Mr. Bihl, Ms. Kiernan and Mr. Timbie unless otherwise directed by the stockholder. Directors will be elected by a plurality of the votes cast in person or by proxy. The three director nominees receiving the highest vote totals will be elected. If, before the Annual Meeting, the board learns that any nominee will be unable to serve because of death, incapacity, or other unexpected occurrence, the proxies that would have been voted for such individual will be voted for any substitute nominee selected by the board. The board believes that Mr. Bihl, Ms. Kiernan and Mr. Timbie will be able to serve for their respective terms of election.

          Notwithstanding the plurality voting standard for election of directors, under our Corporate Governance Standards a director nominee who does not receive the vote of at least the majority of the votes cast with respect to such director’s election must promptly tender his or her resignation to the board. For purposes of this policy, “majority of the votes cast” means more than 50 percent of the number of votes cast with respect to the applicable director’s election or, in the case where the number of nominees exceeds the number of directors to be elected, cast with respect to the election of directors generally. The nominating/corporate governance committee will recommend to the board whether to accept, reject or take other action regarding the resignation. The board will act on the resignation, taking into account the nominating/corporate governance committee’s recommendation, and will publicly disclose the decision and the rationale behind it. If the board does not accept the director nominee’s resignation, the director will continue to serve until his or her successor is duly elected, or any earlier resignation, removal or death. If the board accepts the director nominee’s resignation, then the board may, in its sole discretion, fill any resulting vacancy or decrease the size of the board pursuant to our Certificate of Incorporation, Bylaws and applicable corporate law.
Information About the Nominees and Other Directors
          The following provides biographical information concerning Mr. Bihl, Ms. Kiernan and Mr. Timbie, and the other persons presently serving as directors of AMS but not standing for election at the Annual Meeting.

			Director
Name	Age	Principal Occupation	Since
Nominees for three-year term expiring in 2012

Anthony P. Bihl, III	52	President and Chief Executive Officer, American Medical Systems Holdings, Inc.	2008
Jane E. Kiernan	48	General Manager—Baxter IV Therapy, Baxter Healthcare Corporation	2006
Thomas E. Timbie	51	President, Timbie & Company, LLC	2002

Directors not standing for election this year whose terms expire in 2010

Albert Jay Graf	61	Former Group Chairman, Office of the President, Guidant Corporation	2001
Robert McLellan, M.D.	54	Chairman, Department of Gynecology, Director of Gynecologic Oncology Service, Lahey Clinic Foundation	2006

Directors not standing for election this year whose terms expire in 2011

Richard B. Emmitt	64	Managing Director, The Vertical Group, Inc.	1998
Christopher H. Porter, Ph.D.	66	Principal, Medical Genesis	1998
D. Verne Sharma	58	Chief Executive Officer, Calhoun Vision, Inc.	2006
          Anthony “Tony” P. Bihl, III has been our President and Chief Executive Officer since April 2008. He most recently served as Chief Executive Officer of Siemens Medical Solutions’ Diagnostics Division from January to November 2007, after its acquisition of the Diagnostics Division of Bayer HealthCare LLC, an operating unit of Bayer AG, a chemical and pharmaceutical company, where he served in various positions since 2000. From September 2004 to December 2006, he served as the President of the Diagnostics Division of Bayer HealthCare, LLC. In May 2002, he became the Senior Vice President of Business Planning and Administration (BPA), where he was responsible for the oversight, direction and management of the various functions within BPA, including accounting, supply chain, strategic planning, business development, information management and technology, and the Viterion TeleHealthcare joint venture with Matsushita. From January 2000 to May 2002, he served as the Vice President of Finance & Controlling for Bayer Diagnostics’ Laboratory Testing segment. Prior to his time with Bayer, Mr. Bihl held various managerial positions of increasing responsibility within finance and operations in the medical diagnostics, diagnostics imaging and biotechnology businesses.
          Jane E. Kiernan has been the General Manager—Baxter IV Therapy, Baxter Healthcare Corporation, the principal operating subsidiary of Baxter International Inc., a public company, since March 2007. Prior to her current position, she was the General Manager of Baxter Nutrition, a division of Baxter Healthcare Corporation and a provider of parenteral nutrition products, since 2003. From 2001 to 2003, Ms. Kiernan was the General Manager of Specialty Therapies, another division of Baxter Healthcare Corporation, and from 2000 to 2001, she was the Vice President of Strategy for Baxter Healthcare Corporation. From 1995 to 2000, Ms. Kiernan was the Vice President of Finance, Distribution and Services for Allegiance Healthcare Corporation, a provider of healthcare products and services.
          Thomas E. Timbie is the President of Timbie & Company, LLC, a financial and management consulting firm he founded in 2000. From January 2005 to June 2005, he was also the interim Vice President and Chief Financial Officer for ev3 Inc., an endovascular company. Previously, Mr. Timbie held a number of financial management roles including Interim Vice President and Chief Financial Officer of e-dr. Network, Inc. in 2000 and Vice President and Chief Financial Officer of Xomed Surgical Products, Inc. from 1996 to 1999. Mr. Timbie has over 25 years of financial and accounting experience in a variety of industries with particular emphasis on medical devices. Mr. Timbie is currently a director of one other public company, ev3 Inc. Mr. Timbie is the nominating and corporate governance committee chairman for ev3. Mr. Timbie is also a director and the audit committee chairman for Acclarent, Inc., a private medical device company.
          Albert Jay Graf was the Group Chairman, Office of the President of Guidant Corporation, a provider of therapies for cardiovascular and vascular disease, responsible for Guidant’s four operating groups from 2000 through May 2004. From 1994 until 2000, Mr. Graf served as President of Guidant’s Cardiac Rhythm Management operating group. In October 2005, Mr. Graf joined New Enterprise Associates, a venture capital firm, as a venture partner. Mr. Graf currently serves on the board of CVRx, Denali Medical, Inc., Ivantis Inc., Annulex Inc. and Vytronus Inc., all privately-held companies, and is a director of Northstar Neuroscience, Inc., a publicly-held company.
          Robert McLellan, M.D., has been the Chairman of the Department of Gynecology and Director of Gynecologic Oncology Service at the Lahey Clinic Foundation, Inc. in Burlington, Massachusetts since 2000. From 2001 to 2007, Dr. McLellan served as a Clinical Professor of Obstetrics and Gynecology at the Boston University School of Medicine. Dr. McLellan also served on the Board of Trustees and the Board of Governors of the Lahey Clinic Foundation, Inc. from 1994 to 1998. Dr. McLellan has an extensive pelvic surgery practice with a focus on gynecologic malignancies. He has served as a consultant and on advisory groups to a number of surgical device manufacturing companies, including AMS, ValleyLab, U.S. Surgical, and Medispectra.
          Richard B. Emmitt has been a General Partner, or a principal of a General Partner, of The Vertical Group, L.P., an investment management and venture capital firm focused on the medical device and biotechnology industries, since 1989. Mr. Emmitt currently serves on the board of directors of ev3 Inc. and previously served on the board of directors of other public companies including SciMed Life Systems, Wright Medical, and Xomed Surgical. Mr. Emmitt also serves on the board of directors of BioSET, Inc., ENTrigue Surgical, Inc., Galil Medical, Inc., Incumed Inc., Tepha, Inc. and Tornier, B.V., all privately-held companies.
          Christopher H. Porter, Ph.D. is the Principal of Medical Genesis, a consulting company he founded in 1992. His 30-year career in the medical device industry includes research and development and management experience with 3M, Johnson & Johnson and Pfizer, Inc., as well as several early stage companies. Dr. Porter also served as our Vice President, Research and Development from 1981 to 1987. He has introduced over 30 medical products during his career and holds 34 U.S. patents. Dr. Porter currently serves as Trustee of SBRI, a non-profit biotech company that is engaged in the business of developing cures for infectious disease.
          D. Verne Sharma has since April 2008 been Chief Executive Officer, President and a director of Calhoun Vision Inc., a privately-held medical device company that has developed and is marketing a light adjustable intraocular lens for cataract surgery. From January 2005 to December 2007, he was a senior executive and part-owner of Southeast Fuels, Inc., a company specializing in energy products marketing. He was also the principal of DVS Consulting, a California based management consulting business started in August 2003 serving medical device companies. From 2000 to 2003, he was the President and Chief Executive Officer and served on the board of directors of CLEAR Centers of America/Calhoun Vision, Inc., a vision services and technology company. Mr. Sharma also served as the President and Chief Operating Officer of Summit Technology Inc., a public company that pioneered laser devices for LASIK eye surgery, from 1996 to 2000.
Board and Board Committees
          Our board of directors held 12 meetings in fiscal 2008. Each member of the board of directors attended 75 percent or more of the meetings of the board and committees on which they served, held while they were directors. Although it is our policy to encourage directors to attend our annual meetings of stockholders, prior to 2009 our board meeting schedule has not typically included a board meeting that coincides with the annual meeting. There was not a board meeting in conjunction with last year’s annual meeting. As a result, one of our independent directors attended last year’s annual meeting of stockholders.
          Our board of directors has determined that all of our non-employee directors serving during 2008 are “independent,” as defined by current Nasdaq Stock Market listing standards. Our independent directors hold meetings, referred to as “executive sessions,” at which only the independent directors are present, at least two times each year. Our independent directors held four executive sessions in fiscal year 2008. We have appointed Albert Jay Graf as our lead independent director to preside at these executive sessions.
Audit Committee
          The audit committee assists the board in satisfying its fiduciary responsibilities for our accounting, auditing, operating, and reporting practices. Among other related duties, the committee oversees the financial reporting process, has the sole authority to appoint, compensate, retain, and oversee the work of our independent auditors, and reviews and pre-approves all audit services and permissible non-audit services performed by our independent auditors. The audit committee held nine meetings during fiscal year 2008 and currently consists of Mr. Timbie (Chair), Mr. Graf and Ms. Kiernan. All of the members of the audit committee are “independent” directors as defined by current Nasdaq Marketplace Rules and the rules and regulations of the Securities and Exchange Commission. In addition, the board has determined that Mr. Graf, Ms. Kiernan and Mr. Timbie are each an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K.
          Our board of directors has adopted an Audit Committee Charter, which was most recently amended in February 2009. We have posted a copy of our current Audit Committee Charter on our corporate website at www.AmericanMedicalSystems.com. With respect to all references to our website throughout this proxy statement, the information contained in or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this or any report that we file with or furnish to the Securities and Exchange Commission.
Compensation Committee
          The compensation committee’s primary responsibility is to review and approve the compensation payable to our executive officers and non-officer vice presidents, including annual salaries, incentive compensation, and any deferred compensation and stock-based compensation, which is also subject to ratification by our board. In addition, the compensation committee reviews and makes recommendations from time to time regarding non-employee director compensation, including retainers, committee fees, committee chair fees and equity compensation.
          The committee establishes the compensation levels and compensation philosophy and policy for our senior management. Among other related duties, the committee selects corporate goals and objectives relevant to senior management compensation, evaluates senior management performance, and administers our incentive compensation and stock-based programs. In addition, the committee reviews and discusses with management our “Compensation Discussion and Analysis” and recommends to the board whether or not it should be included in our Annual Report on Form 10-K and annual meeting proxy statement. Decisions made by the committee regarding compensation for executive officers are also reviewed and approved by our entire board.
          To assist the committee, our president and chief executive officer, with the help of our senior vice president of human resources, gathers compensation-related data regarding our officers and, periodically, regarding our non-employee directors and makes recommendations about the form and amount of compensation to be paid to each officer (other than the president and chief executive officer) and the annual retainers, committee fees, chair fees and equity compensation to be paid to our non-employee directors. In making its decisions, the committee considers our president and chief executive officer’s recommendations, in addition to the factors discussed in more detail in our “Compensation Discussion and Analysis” section set forth below. With respect to our non-employee directors, the committee makes recommendations to the board regarding the level of annual retainers, committee fees, chair fees and equity compensation based on the recommendation of our president and chief executive officer and other factors that may be relevant, such as competitive compensation comparisons.
          This past year, the compensation committee retained Mercer (US) Inc. (Mercer) to provide information, analyses, and advice regarding chief executive officer compensation in connection with hiring our new chief executive officer. The Mercer consultant who performed these services reported directly to the compensation committee chair. The compensation committee has established procedures that it considers adequate to ensure that Mercer’s advice to the committee remains objective and is not influenced by the company’s management. These procedures include: a direct reporting relationship of the Mercer consultant to the committee; a provision in the committee’s engagement letter with Mercer specifying the information, data, and recommendations that can and cannot be shared with management; an annual update to the committee on Mercer’s financial relationship with the company, including a summary of the work performed for the company during the preceding twelve months; and written assurances from Mercer that, within the Mercer organization, the Mercer consultant who performs services for the company has a reporting relationship and compensation determined separately from Mercer’s other lines of business and from its other work for the company. With the consent of the committee chair, Mercer may, from time to time, contact the company’s executive officers for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the committee that the executive officers also receive.
          In addition, management engaged Mercer to provide information to the compensation committee regarding competitive compensation comparisons of non-employee director equity compensation awards.
          All of the decisions with respect to determining the amount or form of executive and director compensation under the company’s executive and director compensation programs are made by the committee alone and may reflect factors and considerations other than the information and advice provided by Mercer. For a description of the information provided by Mercer, see under the heading “Chief Executive Officers in 2008” in the section titled “Compensation Discussion and Analysis” and under the heading “Summary of Director Compensation” in the section titled “Director Compensation.”
          Neither the compensation committee nor management retained a compensation consultant in connection with any other fiscal 2008 compensation decisions, but either may in the future utilize Mercer or other firms to evaluate the overall effectiveness and competitiveness of our executive and director compensation programs.
          The compensation committee held seven meetings and took action by written consent nine times in fiscal year 2008. It currently consists of Mr. Graf (Chair), Mr. Emmitt and Mr. Sharma. All of the members of the compensation committee are “independent” directors as defined by current Nasdaq Marketplace Rules.
          Our board of directors has adopted a Compensation Committee Charter, which was most recently amended in February 2009. We have posted a current copy of the charter on our corporate website at www.AmericanMedicalSystems.com.
Nominating/Corporate Governance Committee
          The nominating/corporate governance committee oversees the process for recruiting director nominees based upon recommendations from various sources, including outside directors, management, search firms and stockholders, recommends the director nominees for approval by the board and stockholders at our annual meeting, and reviews and advises the board regarding corporate governance matters, among other duties enumerated in its charter. The committee held five meetings and took one action by written consent in fiscal year 2008. The committee currently consists of Ms. Kiernan (Chair), Dr. McLellan and Mr. Timbie. All of the members of the nominating/corporate governance committee are “independent” as defined by current Nasdaq Marketplace Rules.
          In evaluating and determining whether to recommend a person as a candidate for election as a director, the nominating/corporate governance committee’s criteria take into account the independence requirements of the Nasdaq Marketplace Rules, our needs for particular director talents and experience and the candidate’s personal and professional integrity, education and business experience, with a strong preference for candidates possessing a broad-based business acumen, an understanding of our business and the medical device industry, strategic thinking and willingness to share ideas, and diversity of experiences, expertise and background. The committee will use these and other criteria that the committee deems appropriate to evaluate all potential nominees irrespective of the source of the recommendation.
          The nominating/corporate governance committee will consider proposed nominees submitted by stockholders. It has not adopted a formal process for considering such nominees because it believes that its informal consideration process will be adequate. The procedure for stockholders to recommend a nominee for director is set forth below in the section titled “Director Nominations.”
          Our board of directors has adopted a Nominating/Corporate Governance Committee Charter, and a current copy of the charter is posted on our corporate website at www.AmericanMedicalSystems.com.

Technology/Business Development Committee
          The technology/business development committee currently consists of directors Mr. Sharma (Chair), Mr. Emmitt, Dr. McLellan and Dr. Porter. The technology/business development committee acts as a resource to management and the board regarding our products and technologies. The committee reviews and advises the board and management, as requested, regarding product and technology matters, proposals for acquiring and maintaining advantageous technology positions, and long-term strategic goals and objectives of our research and development programs. The Technology/Business Development Committee Charter is posted on our website at www.AmericanMedicalSystems.com.
Corporate Governance
          We continue to monitor corporate governance developments and will continue to evaluate board duties and responsibilities with the intention of maintaining full compliance with applicable laws, rules and regulations, including those of the Securities and Exchange Commission and the Nasdaq Global Select Market. We maintain Corporate Governance Standards and a Code of Ethics for Senior Financial Management. We also have a Code of Conduct for all directors, officers, and employees. We have posted all of these documents on our corporate website at www.AmericanMedicalSystems.com.
Corporate Governance Standards
          Our Corporate Governance Standards provide guidelines for director responsibilities and the conduct and operations of meetings and deliberations of the board. Our standards are consistent with the corporate governance requirements of the Sarbanes-Oxley Act of 2002, and the corporate governance listing requirements applicable to companies whose securities are listed on the Nasdaq Global Select Market. Our Corporate Governance Standards address various governance matters, including executive sessions of independent directors, director education regarding their responsibilities and duties, composition of the board and committees, and our resignation policy regarding directors that receive less than a majority vote described in more detail under the heading “Nomination” above.
Code of Ethics for Senior Financial Management
          Our Code of Ethics for Senior Financial Management meets the requirements of Item 406 of Regulation S-K. It applies to our president and chief executive officer, chief financial officer, controller, and other employees performing similar functions who have been identified by the president and chief executive officer. It is our policy to disclose any amendments to, and any waivers from, a provision of our Code of Ethics for Senior Financial Management on our website following the amendment or waiver.
Code of Conduct for all Directors, Officers, and Employees
          We have a code of conduct that applies to all officers, directors, and employees. The code is designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, compliance with applicable laws and regulations (including full, fair, timely, and understandable disclosure in all regulatory or public communications) and prompt internal reporting of violations of the code to the appropriate persons who are identified in the code. We have posted our code of conduct on our corporate website in English, Spanish, Dutch, French, German and Portuguese.

DIRECTOR COMPENSATION
          The following table provides summary information concerning the compensation of each individual who served as a director of our company during our fiscal year ended January 3, 2009, other than Anthony P. Bihl, III, a director and our current President and Chief Executive Officer, and Martin J. Emerson, a former director and our former President and Chief Executive Officer, neither of whom received additional compensation for his service as a director and both of whose compensation is set forth under the heading “Executive Compensation.”

	Fees Earned	Option
	or Paid in	Awards
Name	Cash ($)	($)(1)(2)(3)	Total ($)
Richard B. Emmitt	$46,500	$174,299	$220,799
Albert Jay Graf	$90,000	$191,159	$281,159
Jane E. Kiernan	$57,500	$204,254	$261,754
Robert McLellan, M.D.	$46,750	$200,359	$247,109
Christopher H. Porter, Ph.D.(4)	$44,000	$174,299	$218,299
D. Verne Sharma	$51,000	$200,359	$251,359
Thomas E. Timbie	$62,750	$174,299	$237,049

(1)	Reflects the dollar amount recognized for each director for financial statement reporting purposes with respect to the fiscal year ended January 3, 2009 in accordance with FAS 123R, but excludes any impact of assumed forfeiture rates. We refer you to Note 10 to our consolidated financial statements for the fiscal year ended January 3, 2009 included in our Annual Report on Form 10-K for a general discussion of the assumptions made in calculating the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended January 3, 2009 in accordance with FAS 123R. The specific assumptions used in the valuations of each option award are summarized in the table below:

	Risk Free	Expected	Stock Price	Expected
Grant Date	Interest Rate	Dividend Rate	Volatility	Life of Option

07/28/2004	4.19%	0.00%	40.61%	6.8 years
05/05/2005	3.88%	0.00%	38.10%	6.7 years
05/04/2006	5.05%	0.00%	36.27%	5.8 years
07/26/2006	4.99%	0.00%	36.65%	5.7 years
08/04/2006	4.84%	0.00%	36.62%	5.7 years
10/27/2006	4.64%	0.00%	35.93%	5.8 years
05/30/2007	4.83%	0.00%	35.48%	5.5 years
05/08/2008	3.03%	0.00%	32.36%	5.2 years

(2)	The following table provides information regarding each stock option grant award to each director during the fiscal year ended January 3, 2009, including the grant date fair value of each option award computed in accordance with FAS 123R:

		Number of
		Securities		Grant Date
		Underlying	Exercise	Fair Value of
		Options	Price	each Option
Name	Grant Date	Granted(a)	($/Share) (b)	Award($)(c)

Each of Richard B. Emmitt, Jane E. Kiernan, Robert McLellan, M.D., Christopher H. Porter, Ph.D., D. Verne Sharma, and Thomas E. Timbie	05/08/2008	30,282	$14.585	$152,857

Albert Jay Graf	05/08/2008	45,423	$14.585	$229,286

(a)	The options described above were granted under our 2005 Stock Incentive Plan and are described in more detail under the heading “Summary of Director Compensation” below.

(b)	The exercise price is established based on the determined “fair market value” of a share of our common stock on the date of the grant. For purposes of grants made under our 2005 Stock Incentive Plan prior to the board amendments described under the heading “Approval of 2005 Stock Incentive Plan, As Amended and Restated—Introduction and Purpose of Proposed Amendment,” the “fair market value” of a share of our common stock on the date of grant is defined as the average of the reported high and low sale prices of our common stock as of the date of grant during the regular trading session, as reported on the Nasdaq Global Select Market (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote). With the adoption of the amendments to the 2005 Stock Incentive Plan, the “fair market value” of a share of our common stock on the date of grant will be the closing sale price. For further information, see the description of our 2005 Stock Incentive Plan included under the heading “2005 Stock Incentive Plan” in the section titled “Executive Compensation—Grants of Plan-Based Awards” and included in the section titled “Approval of 2005 Stock Incentive Plan, As Amended and Restated” below.

(c)	We refer you to Note 10 to our consolidated financial statements for the fiscal year ended January 3, 2009 included in our Annual Report on Form 10-K for a discussion of the general assumptions made in calculating the grant date fair value of option awards. The specific assumptions used in the valuations of each option award in fiscal year 2008 are set forth in footnote 1 above.

(3)	As of January 3, 2009, the aggregate number of stock options held by each of our directors named in the table above was as follows: Mr. Emmitt, 134,282; Mr. Graf, 329,423; Ms. Kiernan, 94,282; Dr. McLellan, 94,282; Mr. Porter, 134,282; Mr. Sharma, 94,282; and Mr. Timbie, 134,282.

(4)	In June 2007, Dr. Porter transferred to the revocable trust of his children options to purchase 230,000 shares of common stock. The value of option awards in the table reflects these options held by Dr. Porter’s revocable trust for his children.
Summary of Director Compensation
          The table below sets forth the annual cash retainer rates in effect for serving on our board and committees during fiscal year 2008.

Annual Rate
Annual Board Retainer	$40,000
Lead Director Retainer	$30,000
Audit Committee	$10,000
Audit Committee Chair(1)	$20,000
Compensation Committee	$5,000
Compensation Committee Chair(1)	$10,000
Nominating/Corporate Governance Committee	$3,000
Nominating/Corporate Governance Committee Chair(1)	$7,500
Technology/Business Development Committee	$4,000
Technology/Business Development Committee Chair(1)	$6,000

(1)	Each committee member is paid either the annual retainer for serving on the committee or, if the committee member is the committee chair, the annual rate for serving as the committee chair.
          We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending board meetings. We do not compensate our directors who are employed by us for serving on the board.
          Our current compensation program also provides for the grant of stock options to our non-employee directors effective as of the date of the director’s first appointment or election to the board and on an annual basis thereafter. The table under footnote 2 to the Director Compensation Table above sets forth the option grants to our non-employee directors in fiscal year 2008. All of these options were granted under the company’s 2005 Stock Incentive Plan. All options granted to our directors have an exercise price equal to the “fair market value” of the shares on the date of grant (as determined prior to the plan amendments described under the heading “Approval of 2005 Stock Incentive Plan, As Amended and

Restated—Introduction and Purpose of Proposed Amendment” as the average of the high and low market price on the date of grant and as will be determined going forward as the closing sale price on the date of grant), and expire seven years from the grant date. Options granted prior to April 25, 2008 become exercisable with respect to one-third of the shares on or around each of the first three anniversaries of the grant date, as long as the non-employee director continues to serve on the board. On April 25, 2008, the Compensation Committee modified the vesting of options granted to independent directors after that date so that they become exercisable on May 1 of each of the first three years after the grant date. Upon a change in control, all outstanding options would become immediately exercisable in full and remain exercisable for a period of up to five years, not to exceed the expiration date of the option. See under the heading “Change in Control Severance Agreement” in the section titled “Executive Compensation—Potential Payments Upon Termination or Change in Control” for the definition of change in control under the 2005 Stock Incentive Plan.
          For future fiscal years, including fiscal year 2009, each independent director who is reelected as a director at the annual meeting of stockholders or continues to serve as a director after such meeting will be granted an option to purchase a number of shares of our common stock determined by the board prior to the annual meeting for such year. Prior to setting the value of annual stock option grants to the company’s independent directors for 2008, the compensation committee reviewed data provided by Mercer (US) Inc. (Mercer), a compensation consultant, regarding the value of equity compensation granted to independent directors by companies listed under the heading “Comparable Companies” in the section titled “Compensation Discussion and Analysis—Setting Executive Compensation.” The compensation committee determined that the value of the company’s annual stock option grants to its independent directors should be comparable to the 50th percentile of this group of companies, and set the value at $155,000. Based on this value and a price of $14.50 per share assumed only for the purpose of setting the number of options to grant, the compensation committee recommended, and the board approved, the 2008 grant of options to purchase 30,282 shares to each of our independent directors, other than our lead director, Mr. Graf, who received a grant to purchase 45,423 shares, which is 1.5 times more options than the other independent directors in consideration of his expanded responsibilities in his role as the lead director in 2008. The board anticipates that future annual option grants to non-employee directors will be made for a number of shares resulting in compensation expense under FAS 123R approximately equal to the FAS 123R expense incurred by this comparable group of companies for issuance of option grants at the 50th percentile.
          We have entered into indemnification agreements with our directors under which we are required to indemnify such individuals against expenses, judgments, fines, settlements and amounts actually and reasonably incurred by the director arising out of performance of his or her duties to the company and to advance expenses, provided that the requisite standards of conduct are met. The agreement also contains procedural mechanisms and presumptions applicable to any dispute as to whether such standards of conduct are satisfied.
          We periodically engage Dr. McLellan to provide services to the company as a consultant. Although we did not engage Dr. McLellan to provide services to the company in fiscal 2008, we may do so in the future and plan to enter into a consulting agreement pursuant to which Dr. McLellan will provide certain consulting services to the company in 2009. The total amount that we have paid to Dr. McLellan over the past 5 years for consulting services is approximately $29,000, although no fees were paid to Dr. McLellan in fiscal 2008.
COMPENSATION DISCUSSION AND ANALYSIS
          In the following Compensation Discussion and Analysis, we describe the material elements of the compensation awarded to, earned by or paid to:
•	Anthony “Tony” P. Bihl, III, our President and Chief Executive Officer and our principal executive officer since April 2008;

•	Ross A. Longhini, our Executive Vice President and Chief Operating Officer, who also served as interim Chief Executive Officer from January 4, 2008 until April 2008;

•	Mark A. Heggestad, our Executive Vice President and Chief Financial Officer and our principal financial and accounting officer for all of fiscal 2008;

•	Whitney D. Erickson, R. Scott Etlinger and John F. Nealon, constituting our three other most highly compensated executive officers for fiscal 2008; and

•	Martin J. Emerson, our former President and Chief Executive Officer and our principal executive officer who resigned on January 4, 2008.
          In this discussion, we refer to each such individual as a “named executive officer.”
Overview
          The process for awarding compensation to the named executive officers in fiscal 2008 was consistent with that used by our board of directors and the compensation committee of our board of directors in prior fiscal years. In fiscal 2008, the compensation committee and the board of directors did, however, address the transition at the Chief Executive Officer level. In that regard, the compensation committee made specific decisions described in more detail below to recognize Ross Longhini’s additional responsibilities as interim Chief Executive Officer from January through April 2008. The committee also revised certain aspects of our Executive Variable Incentive Plan in 2008 to provide additional focus on cash flow. These changes are described below.
Compensation Objectives and Philosophy
          The compensation committee oversees the design and administration of our executive compensation program as discussed under the heading “Election of Directors—Board and Board Committees—Compensation Committee” of this proxy statement. In setting executive compensation, the compensation committee primarily seeks to:
•	align executive interests with shareholder interests in sales growth, net income, cash flow and long-term stock price appreciation;

•	set base and overall compensation at levels that support our efforts to attract and retain experienced executive talent to operate in a highly demanding environment; and

•	reward performance, company growth, business improvement and advancement of long-term strategic initiatives.
In order to achieve these objectives, our compensation plans and board and committee compensation decisions are generally based upon the following philosophies and practices:
•	In assessing the total mix of compensation paid to our executives, we seek to set base compensation at levels that allow us to provide competitive current income, and to place a significant portion of total potential compensation at risk, subject to achievement of specific company-wide performance objectives and long-term equity value creation.

•	In order to establish competitive compensation levels, we compare our compensation programs with the executive compensation policies, practices and levels at medical device companies specifically selected for comparison by our compensation committee, based upon size, complexity and growth profile.

•	We consider individual performance and competence as significant factors in setting base cash compensation and in granting equity-based compensation, but focus our incentive cash compensation program on company-specific financial goals to promote a cohesive, performance-focused culture among our executive team.

•	We utilize equity-based awards, currently consisting entirely of stock options, to provide the greatest long-term potential value to our named executive officers and to firmly align such executives’ interests with those of our shareholders.

•	Among the named executive officer group, we believe that individuals with greater responsibility for achieving performance and strategic objectives should have a greater portion of their total potential compensation at risk based upon whether those goals are missed, achieved or surpassed.

Setting Executive Compensation
          The compensation committee selects the elements of executive compensation and determines the level of each element, the mix among the elements and total compensation based upon the objectives and philosophies set forth above, and by considering a number of factors, including:
•	each executive’s position within the company and the level of responsibility;

•	the skills and experiences required by an executive’s position;

•	the executive’s individual experience and qualifications;

•	the competitive environment for comparable executive talent having similar experience, skills and responsibilities;

•	company performance compared to specific objectives;

•	individual performance;

•	the executive’s current and historical compensation levels;

•	compensation equity and consistency across all executive positions and the relationship of executive compensation to broader internal pay structures; and

•	the retention value of executive equity holdings, including outstanding stock options.
          As a means of assessing the competitive market for executive talent, we review competitive compensation data gathered from comparative third-party surveys and databases of current proxy information that we believe to be relevant, considering our size and industry. For fiscal 2008, the comparative data that we used in reviewing named executive officer compensation consisted of data from the EquilarInsight™ Public Medical Companies database and the 2007 MEDIC Executive Survey. From the EquilarInsight™ Public Medical Companies database we selected the following groups for review:
•	Comparable Companies. The following comparable companies were selected because of competitive relevance, similar complexity of company structure, high growth focus and size of market capitalization:

Advanced Medical Optics, Inc.
ArthroCare Corporation
Cytyc Corporation
ev3 Inc.
FoxHollow Technologies, Inc.
Haemonetics Corporation
Hologic, Inc.
Integra LifeSciences Holdings Corporation

Intuitive Surgical, Inc.
Kyphon Inc.
LifeCell Corporation
Masimo Corporation
Mentor Corporation
ResMed Inc.
Respironics, Inc.
Wright Medical Group, Inc.

•	Pertinent Companies – Revenue. Medical device companies selected on the basis of annual revenues, ranging between $400 million and $1.0 billion, which consisted of the following:

Advanced Medical Optics, Inc.
Alliance Imaging, Inc.
Arrow International, Inc.
Bruker BioSciences Corporation
CONMED Corporation
The Cooper Companies, Inc.
Cytyc Corporation
DJO Incorporated
Haemonetics Corporation
Hanger Orthopedic Group, Inc.

Hologic, Inc.
Integra LifeSciences Holdings Corporation
Inverness Medical Innovations, Inc.
Kyphon Inc.
Mine Safety Appliances Company
PolyMedica Corporation
ResMed Inc.
Sirona Dental Systems, Inc.
VIASYS Healthcare Inc.
West Pharmaceutical Services, Inc.

•	Pertinent Companies – Employees. Medical device companies selected on the basis of their reported employee base, ranging from 900 to 2,500 employees, which consisted of the following:

1-800 CONTACTS, INC.
Align Technology, Inc.
Alliance Imaging, Inc.
Analogic Corporation
Bio-Reference Laboratories, Inc.
Biosite Incorporated
Bruker BioSciences Corporation
Cytyc Corporation
Datascope Corp.
ev3 Inc.
Haemonetics Corporation
I-Flow Corporation
ICU Medical, Inc.
Integra LifeSciences Holdings Corporation
Intermagnetics General Corporation
Kyphon Inc.

Lakeland Industries, Inc.
Mentor Corporation
Merit Medical Systems, Inc.
Microtek Medical Holdings, Inc.
National Dentex Corporation
Orthofix International N.V.
PolyMedica Corporation
Sirona Dental Systems, Inc.
Symmetry Medical Inc.
Thoratec Corporation
Ventana Medical Systems, Inc.
VIASYS Healthcare Inc.
Vital Signs, Inc.
Wright Medical Group, Inc.
ZOLL Medical Corporation
          The following companies participate in the 2007 MEDIC Executive Survey:

Abbott Laboratories
Advanced Medical Optics, Inc.
American Medical Systems Holdings, Inc.
Anika Therapeutics, Inc.
AtriCure, Inc.
Baxa Corporation
BSN medical
C. R. Bard, Inc.
Cardica, Inc.
Carl Zeiss Meditec AG
CHAD Therapeutics, Inc.
Cholestech Corporation
CooperVision, Inc.
Covidien Ltd. (FKA Tyco Healthcare)
Cutera, Inc.
DJO Incorporated
Draeger Medical, Inc.
FoxHollow Technologies, Inc.
Hansen Medical, Inc.
Hutchinson Technology Incorporated
Johnson & Johnson
KARL STORZ Endoscopy-America, Inc.
Kensey Nash Corporation
Kinetic Concepts, Inc.
Kyphon Inc.

Lake Region Manufacturing, Inc.
Lipid Sciences, Inc.
Medela, Inc.
Mentor Corporation
Musculoskeletal Transplant Foundation
Natus Medical Incorporated
Newport Medical Instruments, Inc.
Northstar Neuroscience, Inc.
Osmetech Molecular Diagnostics
Radi Medical Systems AB
Respironics, Inc.
Smith & Nephew
St. Jude Medical, Inc.
STERIS Corporation
Stryker Corporation
SurModics, Inc.
Terumo Cardiovascular Systems Corporation
Vascular Solutions, Inc.
VISICU, Inc.
W. L. Gore & Associates, Inc.
World Heart Corporation
XTENT, Inc.
Zimmer Holdings, Inc.
ZOLL Medical Corporation
          After considering the relevance of each comparative data set to a particular named executive officer position (with primary focus on ensuring a sufficient number of comparable incumbents), the information from these surveys was reviewed by the committee in setting fiscal 2008 base salary and annual incentive compensation, and in granting long-term equity-based incentive compensation for fiscal 2008, in the form of stock options, to our named executive officers. Although the committee seeks to set executive compensation at levels believed to be competitive within the ranges implied by the comparative data, the comparative data is only one factor in the committee’s overall compensation decision-making process, and is not used as a stand-alone benchmarking tool.

          Given our access to pertinent comparative data, the compensation committee did not retain a compensation consultant in connection with our fiscal 2008 compensation decisions, other than with respect to the hiring of a new chief executive officer, as discussed below under the heading “Chief Executive Officers in 2008.” The committee may in the future utilize such firms to evaluate the overall effectiveness and competitiveness of our executive compensation programs.
          The Chief Executive Officer, together with the Senior Vice President, Human Resources, assist the compensation committee by gathering and assembling compensation related data regarding our executive officers and regularly attend committee meetings. The CEO further provides the committee and the board with an overall numerical performance rating, separate ratings tied to performance against desired behaviors and professional growth, and a narrative report supporting the ratings of each officer reporting to him. The CEO, with the assistance of the Senior Vice President, Human Resources, also makes recommendations to the committee regarding the type and amount of compensation to be paid to the officers that report to him. Such recommendations take into account internal pay equity, position within a compensation range, changes in responsibilities and duties and other factors management believes will ensure competitive compensation for the executive.
          In making the final decisions regarding the type and amount of compensation to be paid to the named executive officers, the committee considers the relevant comparative data, the CEO recommendations on the officers that report to him and the committee’s assessment of the CEO, but also considers other factors, such as its own assessment as to the type and amount of compensation to be paid. The committee approves the compensation of the named executive officers, subject to ratification by the board of directors.
          Although the major determinants of named executive officer compensation are the factors listed above, our executive compensation decisions are consistent with Sections 162(m) and 409A of the Internal Revenue Code, and compensation expense charges under FASB Statement 123R, which we implemented beginning on January 1, 2006. Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to certain of their executive officers to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. However, this limitation does not apply, among other things, to compensation that is deemed to be “performance-based” under Section 162(m) and its associated rules and regulations. Our 2005 Stock Incentive Plan and grant practices have been structured to qualify stock options issued under the plan as “performance-based” compensation for purposes of Section 162(m). Therefore, compensation earned by our named executive officers upon the exercise of options issued under the plan is not subject to the $1.0 million deduction limitation. The ability to qualify options as “performance based” compensation is a benefit, but not a primary factor, in our decision to utilize options as a long term incentive for our named executive officers. The non-performance-based compensation paid to our named executive officers for fiscal 2008 did not exceed the $1.0 million limit per officer, and we do not anticipate that the non-performance-based compensation to be paid to our executive officers for fiscal 2009 will exceed that limit.
          On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, implementing Section 409A of the Internal Revenue Code and changing the tax rules applicable to nonqualified deferred compensation arrangements, including certain severance arrangements. The final regulations became available in April of 2007 and effective on January 1, 2009, and our named executive officer compensation arrangements are in compliance with Section 409A of the Internal Revenue Code.
Chief Executive Officers in 2008
          Effective January 4, 2008, Mr. Emerson resigned his position as our President and Chief Executive Officer and as a member of our board of directors, and Mr. Longhini was appointed interim Chief Executive Officer. Effective April 30, 2008, Mr. Bihl was appointed President and Chief Executive Officer and as a member of our board of directors, and Mr. Longhini remained in his role as Executive Vice President and Chief Operating Officer.
          In connection with Mr. Bihl’s appointment as President and Chief Executive Officer, the board of directors upon recommendation of the compensation committee took the following actions: (1) entered into an employment agreement, a change of control and severance agreement and an indemnification agreement with Mr. Bihl; (2) established his fiscal 2008 base salary at $500,000; (3) established his annual target bonus under the 2008 Executive Variable Incentive Plan at 100% of his base salary; (4) granted him a non-statutory stock option to purchase 250,000 shares of our common stock that vests as to 62,500 shares on March 31, 2009 and 15,625 shares on the last day of each calendar quarter thereafter; and (5) granted him a second non-statutory stock option to purchase 250,000 shares of our common stock that vests on the first day that the average of the high and low trading price of our common stock for five consecutive trading days is equal to or greater than $24.00 per share.
          In determining Mr. Bihl’s compensation package, the compensation committee followed the principles described above under “Setting Executive Compensation.” In addition, the compensation committee engaged Mercer (US) Inc. (Mercer), a compensation consultant, to assist the committee in conducting competitive compensation comparisons with respect to chief executive officer compensation and the hiring of a new chief executive officer. Mercer provided total compensation comparisons for thirteen similar-sized companies in our industry and provided estimated compensation data at the 25th percentile, 50th percentile and 75th percentile. The following companies were included in Mercer’s total compensation comparisons:

ArthroCare Corporation	Intuitive Surgical, Inc.
CONMED Corporation	Inverness Medical Innovations, Inc.
Datascope Corp.	Mentor Corporation
Gen-Probe Incorporated	ResMed Inc.
Haemonetics Corporation	Wright Medical Group, Inc.
Hologic, Inc.	ZOLL Medical Corporation
Integra LifeSciences Holdings Corporation
Mercer also reviewed data regarding initial stock awards for 290 chief executive officers of publicly traded companies from various industries with revenue between $200,000,000 and $1,000,000,000. Of these companies, they focused on the following 41 examples of companies that changed chief executive officers between 2004 and 2007 that provided an initial equity award upon hire and summarized the data gathered providing the initial stock award levels at the 25th percentile, the 50th percentile and the 75th percentile:

Advance America, Cash Advance Centers, Inc.	Maximus, Inc.
The Bombay Company, Inc.	Merix Corporation
Computer Horizons Corp.	Millennium Pharmaceuticals, Inc.
COMSYS IT Partners, Inc.	Noble International, Ltd.
CVB Financial Corp.	Par Pharmaceutical Companies, Inc.
DeVry Inc.	Polypore International, Inc.
Doral Financial Corporation	Quality Distribution, Inc.
Dot Hill Systems Corp.	Reddy Ice Holdings, Inc.
Eclipsys Corporation	Semtech Corporation
FirstMerit Corporation	Silicon Image, Inc.
Global Industries, Ltd.	Six Flags, Inc.
The GSI Group, Inc.	Stoneridge, Inc.
Integrated Electrical Services, Inc.	TiVo Inc.
Internap Network Services Corporation	Trump Entertainment Resorts, Inc.
Interstate Hotels & Resorts, Inc.	U-Store-It Trust
Interwoven, Inc.	UIL Holdings Corporation
Investment Technology Group, Inc.	Vail Resorts, Inc.
Kirkland’s, Inc.	West Marine, Inc.
LCA-Vision Inc.	Westaff, Inc.
LeapFrog Enterprises, Inc.	Wright Medical Group, Inc.
Lodgian, Inc.
          The committee also focused on the company’s need to increase discipline in projecting future results and managing expenses and to successfully complete the integration of the 2006 Laserscope acquisition. Mr. Bihl had a proven track record in these areas, having most recently served as Chief Executive Officer of Siemens Medical Solutions following its acquisition of the diagnostics division of Bayer HealthCare. Prior to this acquisition, Mr. Bihl had served as the President of the diagnostics division of Bayer HealthCare. The committee took into account the fact that Mr. Bihl had not previously served as the chief executive officer of a public company.
          Based on these factors and market data provided by Mercer discussed above, Mr. Bihl’s base salary was set at slightly below the median for chief executive officers of comparable companies of approximately $518,000 and his target bonus percentage was set at the median for chief executive officers of comparable companies of approximately 100%. The total base and target short-term incentive compensation was designed to be competitive with the median for chief executive officers of comparable companies.
          The committee further granted Mr. Bihl two stock option awards. The 250,000 share time-vesting option award represented his new hire equity award, with terms consistent with option awards granted to other executives. The value of this award approximates the median annual grant value for chief executive officers of comparable companies. The 250,000 share performance vesting stock option award represented an equity award designed to attract Mr. Bihl and subsequently reward him only if he significantly increased shareholder value. This option vests only if the Company’s stock price is greater than $24.00 per share for five consecutive trading days, which represents an increase of approximately 70% in stock value from the approximately $14.00 per share price of the Company’s stock at the time Mr. Bihl joined the Company. The grant value of this award is approximately at the 45th percentile of the 41 companies researched by Mercer which recently hired a chief executive officer and made a special equity incentive grant upon hire. These option awards were consistent with our compensation philosophies related to performance-based compensation, long-term shareholder value creation and alignment of executive interests with those of shareholders.
          Mr. Bihl declined to accept a base salary increase in 2009, even though the compensation committee concluded that Mr. Bihl had earned a base salary increase due to the Company’s 2008 performance. Accordingly, Mr. Bihl’s 2009 base salary will remain at $500,000.
          In 2008, the compensation committee (with board ratification) increased Mr. Longhini’s base salary from $310,000 to $325,000, increased his target percentage bonus under the 2008 Executive Variable Incentive Plan from 50% of base salary to 70% of base salary and granted him an option to purchase 50,000 shares of common stock that vests over our standard four year period and two additional options to purchase an aggregate of 50,000 shares of common stock that vest in full on March 31, 2009. The compensation committee increased Mr. Longhini’s base salary and granted the first stock option covering 50,000 shares in recognition of Mr. Longhini’s performance as chief operating officer in 2007. This base salary increase and stock option grant were consistent with decisions made in prior years. The compensation committee increased Mr. Longhini’s target percentage bonus and made two stock option grants covering an aggregate of 50,000 shares specifically in recognition of his increased responsibilities as interim Chief Executive Officer in 2008. The vesting of these stock options in full on March 31, 2009 was designed to incent Mr. Longhini to ensure a smooth transition for a new Chief Executive Officer.
          Following Mr. Emerson’s resignation, the compensation committee amended his employment agreement and entered into a separation agreement with Mr. Emerson. The amendment to Mr. Emerson’s employment agreement was entered into to comply with the final regulations adopted to implement Section 409A of the Internal Revenue Code. This amendment did not change the economic terms of severance under his employment agreement other than to require a six-month deferral period before any severance payments would be made to Mr. Emerson. The separation agreement provided Mr. Emerson with a lump-sum severance payment of $121,667, which is the equivalent of four months of Mr. Emerson’s base salary, in exchange for his release of certain potential claims against the company. We refer you to the heading “Executive Compensation—Potential Payments Upon Termination or Change in Control—Emerson Employment and Separation Agreements” for additional discussion of Mr. Emerson’s employment and separation agreements. As a result of Mr. Emerson’s resignation at the beginning of fiscal 2008, no additional compensation decisions were made concerning Mr. Emerson during the year.
Executive Compensation Components for 2008
          The principal components of our executive compensation program for fiscal 2008 were:
•	base salary;

•	short-term cash incentive compensation;

•	long-term equity-based incentive compensation, in the form of stock options;

•	employment and change in control benefits;

•	limited perquisites (specifically, in very select cases, limited spousal/guest travel for key company meetings); and

•	other benefits made generally available to our employees.

          Although maintaining flexibility regarding the relative role of the above components of compensation, the compensation committee seeks to place a significant percentage of an executive’s total potential compensation at risk, subject to achievement of specific company-wide performance objectives and long-term equity value creation. In addition, the committee generally tends to place a greater proportion of total potential compensation at risk for those named executive officers having greater responsibility for, and ability to influence, overall company performance.
Base Salary
          Overview. Base salary is an important element of our executive compensation program as it provides executives with a fixed, regular, non-contingent earnings stream to support annual living and other expenses. As a component of total compensation, base salaries are generally set at levels believed to attract and retain executives by providing sufficient current income, and to reward individual performance and contributions to our overall business objectives, but without detracting from the executives’ incentive to realize significant additional compensation through our performance-based compensation programs and stock options.
          Base salaries are reviewed annually by the compensation committee following the end of each fiscal year, utilizing comparative market data and performance ratings based upon a review of company and individual performance.
          In setting 2008 base salary compensation for each of the named executive officers other than Mr. Bihl and Mr. Emerson, company performance was measured based upon the company’s level of achievement against eight key company objectives for 2007. These objectives consisted of financial performance goals (measured by 2007 revenues, gross margins, operating income, cash flow, days sales outstanding, inventory turns, capital spending and debt repayment, all as compared to the company’s internal board-approved 2007 plan), new product introductions and other specific business and strategic objectives. For each company performance objective, Mr. Longhini, as interim Chief Executive Officer, determined a level of achievement, which was reviewed by the committee.
          Individual performance for all named executive officers other than Mr. Bihl, Mr. Emerson and Mr. Longhini was determined by Mr. Longhini, as interim CEO, and reviewed by the committee. As interim CEO, Mr. Longhini’s individual performance was separately reviewed by the committee. The CEO provides the committee and the board with an overall numerical performance rating, separate ratings tied to performance against desired behaviors and professional growth, and a narrative report supporting the ratings of each officer reporting to him. In assessing CEO performance, the committee evaluates company results and the CEO’s leadership in terms of ability to build and motivate a strong management team, define the appropriate priorities for the organization, and chart an effective strategic course for the company. In connection with Mr. Longhini’s evaluation as interim CEO, the committee also considered his effectiveness in assuming the interim role as CEO, and his ability to maintain credibility with the company’s stakeholders.
          As a result of the committee’s evaluation of these factors, base salaries may be adjusted by the committee to better align individual compensation with comparative market compensation, to provide merit-based increases based upon individual or company achievement, or to account for changes in roles and responsibilities.
          2008 Decisions and Analysis. For fiscal 2008, base salary levels established for our named executive officers except for Mr. Bihl and Mr. Emerson differed from 2007 levels as follows:

	Base Salary Level
Name	2007	2008	% Change
Ross A. Longhini	$310,000	$325,000	4.8%
Mark A. Heggestad	$265,000	$280,000	5.7%
Whitney D. Erickson	$240,000	$267,000	11.3%
R. Scott Etlinger	$220,000	$230,000	4.5%
John F. Nealon	$241,000	$250,000	3.7%
          The base salary levels reflected above differ from the amounts listed in the Summary Compensation Table included under the heading “Executive Compensation—Summary of Compensation” as the Summary Compensation Table reports actual salary earned during the fiscal year, taking into consideration salary increases that occurred during the year.
          The increases in the base salary levels for the named executive officers from 2007 to 2008 are primarily attributable to individual executive performance, as reviewed and assessed by the compensation committee as described above. With regard to Ms. Erickson, the committee also considered the breadth of her combined responsibilities in managing the Men’s implantable business and the benign prostatic hyperplasia (BPH) business, and concluded that her base salary was low based upon comparative market compensation.
          As discussed above, Mr. Bihl’s base salary level for 2008 was established at the time he was appointed as President and Chief Executive Officer as a result of the committee’s assessment of Mr. Bihl’s comprehensive executive and leadership experience, the responsibilities of the CEO position and advice and market data for those responsibilities provided by Mercer as discussed above. No base salary actions were taken with regard to Mr. Emerson in 2008, as he resigned from the company effective January 4, 2008.
Short-Term Incentive Compensation
          Overview. In fiscal 2008, we provided executives with the opportunity to earn short-term cash incentive compensation through our Executive Variable Incentive Plan, which we refer to as the “EVIP.”
          The EVIP is designed to reward named executive officers for achieving and surpassing specified company goals related to company growth and financial performance. We believe the EVIP to be a valuable element of executive compensation because it offers a means for executives to realize significant, additional near-term cash compensation on top of base salary as a reward for promoting equity appreciation through sales growth, operating profit and prudent cash flow management. The EVIP intentionally excludes rewards based upon individual performance in order to promote a cohesive, performance-focused culture among our executive team and align the interests of our executives and senior management, as a group, with our financial goals and hence the interests of our shareholders.
          2008 Decisions and Analysis. In February 2008, our compensation committee and board of directors approved the principal terms of the EVIP for fiscal 2008. All executive officers participate in this EVIP. The EVIP provided for payment of a bonus based on achievement of net sales, net income and cash flow objectives in the 2008 operating plan approved by our board according to the following formula:

		Minimum	Target	Maximum
		Achievement	Achievement	Achievement
Objective	Weighting	Payout	Payout	Payout
Net Sales	40%	10% of target bonus for achieving 91% of plan	100% of target bonus for achieving 100% of plan	200% of target bonus for achieving 110% or more of plan

Net Income	30%

Cash Flow	30%	10% of target bonus for achieving 86% of plan		200% of target bonus for achieving 115% or more of plan

The amount of bonus payout between the minimum and target achievement and target and maximum achievement increases on a linear scale.
          For fiscal 2008, the committee adopted changes to the prior EVIP formula in an effort to emphasize the importance of cash flow. In particular, the net sales objective was decreased from 50% to 40%, and the cash flow objective was increased from 20% to 30%. The committee made this change in order to increase management focus on cash flow so as to reduce the company’s debt level more aggressively. The committee also concluded that the weighting feature of the 2007 EVIP, which paid the net sales and net income components at 40% of the current quarter’s earned bonus and 20% of each of the previous three quarters’ earned bonus, placed too much emphasis on past performance rather than current and future performance. Accordingly, the committee eliminated this four-quarter weighting feature in 2008, such that each quarter’s results determined the bonus paid for that period.

          Net sales and net income achievement are determined and paid on a quarterly basis. Cash flow achievement was determined and paid on an annual basis. For purposes of the EVIP, “cash flow” is defined as net cash provided by operating activities, less capital expenditures.
          Fiscal 2008 EVIP objectives were derived from our overall fiscal year operating plan established by senior management and approved by our board of directors at the beginning of the year after taking into account a variety of factors, the most significant of which are our prior year results, expected economic and market influences, growth, investment requirements and our competitive situation. If there is a material unanticipated event such as an acquisition, actual results may be adjusted to exclude the event for purposes of the EVIP, or the operating plan may be adjusted to reflect the event. Any such proposed adjustment will be approved by the compensation committee. During 2008, no adjustments were made that had an impact on the amount of any bonus payments to the named executive officers.
          For 2008, our board of directors ratified the compensation committee’s recommended annual target dollar bonus amounts under the EVIP, which were as follows for all of the named executive officers, except Mr. Emerson:

	2008 EVIP	Target as % of 2008
Name	Target	Base Salary Level
Anthony P. Bihl, III	$500,000	100%
Ross A. Longhini	$227,500	70%
Mark A. Heggestad	$140,000	50%
Whitney D. Erickson	$133,500	50%
R. Scott Etlinger	$92,000	40%
John F. Nealon	$112,500	45%
          The target amount established for each executive officer was determined based upon a review of comparative market data regarding target incentives and total cash compensation for each position, the committee’s views as to the appropriate mix of risk and reward in the total compensation package, and the executive’s level of responsibility within the company for achieving financial results. Target bonus levels are subject to increase within a fiscal year based upon promotions, although no such changes were made in 2008.
          As discussed above, Mr. Bihl’s target EVIP bonus amount was established at the time that he was appointed as President and Chief Executive Officer as a result of the committee’s assessment of the responsibilities of the CEO position, and market data for those responsibilities. Mr. Emerson did not participate in the EVIP in 2008, as he resigned from the company effective January 4, 2008.
          For fiscal 2008, annual net sales, net income and cash flow targets were set at $528.0 million, $57.3 million and $65.0 million, respectively. Our actual results for net sales, net income and cash flow, on an annual basis, were $501.6 million, $51.6 million and $109.7 million, respectively, representing 95.0%, 90.2% and 168.7% of each of the respective target levels. After giving effect to the weight assigned to each of the net sales, net income and cash flow components indicated above, the aggregate annual payout under the EVIP for each named executive officer, except for Mr. Emerson, was approximately 103% of the target amount. Per the terms of Mr. Bihl’s employment agreement, to reflect that he worked a partial year during fiscal 2008, he received 75% of his payout under the EVIP.
Long-Term Incentive Compensation – Stock Options
          Overview. Consistent with our compensation philosophies related to performance-based compensation, long-term shareholder value creation and alignment of the entire organization’s interests with those of shareholders, we grant long-term incentive compensation, in the form of stock options, to our named executive officers, to our other executive officers and across our organization generally.
          For our named executive officers, we believe that stock options offer the best incentives and tax attributes necessary to motivate and retain such individuals to enhance overall enterprise value. Stock options provide named executive officers with the opportunity to purchase our common stock at a price fixed on the grant date regardless of future market price. A stock option becomes valuable only if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest.” This provides an incentive for an option holder to remain employed by us. In addition, stock options link a significant portion of an employee’s compensation to stockholders’ interests by providing an incentive to achieve corporate goals and increase shareholder value.
          Our stock options generally vest over a period of four years, with 25% of the shares underlying the stock option vesting at the end of the calendar quarter closest to the first year anniversary of the date of grant. Thereafter, shares underlying the option vest in equal increments on the last day of each calendar quarter after the initial vesting date so that the entire option is fully vested four years after the date of grant. As with certain of the option awards to Mr. Bihl and Mr. Longhini discussed above, the committee, however, may from time to time grant options that vary from this vesting schedule. Our policy and practice are to only grant options with an exercise price equal to 100% of the fair market value of our common stock on the date of grant.
          We generally grant options to our named executive officers upon initial employment and thereafter on an annual basis based on individual responsibilities and performance and competitive compensation assessment as described above. Certain other employees are granted stock options or restricted stock upon initial employment and thereafter on a performance and promotion basis. Annual named executive officer option grants are generally made early in the year, in conjunction with annual base salary determinations and establishment of the EVIP targets and metrics for the year. From time to time we may make one-time grants to recognize promotion and, less frequently, to recognize consistent, long-term contribution, or for specific incentive purposes. The compensation committee, which has been delegated the authority to administer our 2005 Stock Incentive Plan under which we make equity awards, has adopted a stock option grant policy regarding the times at which grants will generally be made. Under this policy, annual grants to named executive officers are made at the time of the first board meeting during the fiscal year or as soon as possible thereafter, promotion grants to named executive officers are made at the time of the next compensation committee meeting following the promotion or on the date of the promotion, and new executive officer hire grants are made either at the compensation committee meeting preceding the date of employment (with the effective date and pricing on the start date) or by the compensation committee as soon as practicable immediately following the hire date. We do not have any program, plan or practice to time stock option or other equity award grants to executive officers or to any other recipients in coordination with the release of material non-public information.
          2008 Decisions and Analysis. In granting stock options to named executive officers for fiscal 2008, the compensation committee used comparative compensation data from the surveys cited above, and considered each named executive officer’s role and responsibilities, ability to influence long-term value creation, retention and incentive factors and current stock and option holdings at the time of grant, as well as individual performance, which is the primary factor in the committee’s decisions. Although we do not have any detailed stock retention or ownership guidelines, the company’s board of directors and the compensation committee generally encourage our executives to have a financial stake in our company in order to align the interests of our stockholders and management, and view stock options as a means of furthering this goal. The company will continue to evaluate whether to implement a stock ownership policy for its officers and directors.
          Information regarding the stock option grants made to our named executive officers for fiscal 2008 is included in the Summary Compensation Table located under the heading “Executive Compensation—Summary of Compensation,” in the Grants of Plan-Based Awards Table located under the heading “Executive Compensation—Grants of Plan-Based Awards,” and in the Outstanding Equity Awards at Fiscal Year-End Table located under the heading “Executive Compensation—Outstanding Equity Awards at Fiscal Year End.”
          For fiscal 2008, the committee granted options to purchase 40,000 shares to Mr. Heggestad based upon his contributions in 2007, 40,000 shares to Ms. Erickson based upon her contributions in 2007 and the complexity of her responsibilities, 25,000 to Mr. Etlinger based upon his contributions in 2007, and 25,000 shares to Mr. Nealon based upon his contributions in 2007. As mentioned above, the committee granted options to purchase 500,000 shares to Mr. Bihl upon his appointment as President and Chief Executive Officer and 100,000 shares to Mr. Longhini, 50,000 shares of which were in recognition of his service as interim CEO and 50,000 shares of which were in recognition of his contributions as Chief Operating Officer in 2007.
Certain Employment and Change in Control Agreements
          During fiscal 2008, we were a party to executive employment agreements with Mr. Bihl, Mr. Longhini and Mr. Heggestad. The terms of these agreements as currently in effect are described under the heading “Executive Compensation—Summary of Compensation—Employment Agreements,” and include provisions requiring us to continue to pay salary and benefits upon certain events, all as more fully described under the heading “Executive Compensation—Potential Payments upon Termination or Change in Control—Employment Agreement Termination Benefits.”
          We also have change in control severance agreements with each of our senior management officers, including our named executive officers. The change in control severance agreements that we entered into in April 2007 were amended in March 2008 to comply with Section 409A of the Internal Revenue Code. Such agreements are described in detail under the heading “Executive Compensation—Potential Payments upon Termination or Change in Control—Change in Control Severance Agreements.”
          These employment and change in control severance agreements are an important element in our executive compensation program. Severance commitments help us attract and retain key management talent by assuring our key executives a level of economic security in the event of their termination without cause. Similarly, our change in control severance agreements provide our named executive officers with a measure of economic security in the event of any change in control, as well as additional incentives, through equity acceleration, to execute and complete any change in control transaction that the board of directors believes is in the best interests of our stockholders. We believe similar protection is typically provided by other companies, and thus believe we must continue to offer such protections in order to be competitive with companies with whom we vie for management talent.
          As described in more detail below, prior to March 2009, we have structured our change in control severance agreements to provide for acceleration of outstanding options and equity awards upon completion of a change in control, regardless of any impact on the executive’s employment, but have linked salary, bonus and benefits protections to subsequent actual or constructive termination within a period of twelve months following a change in control. We believed that it was important to accelerate equity awards in this manner as it tended to better align our executives’ interests with those of our stockholders by allowing them to participate fully in the benefits of the change in control as to all of their equity. Conversely, we believe that other payments should properly be tied to termination following a change in control, given the intent that these amounts provide economic security to ease in the executive’s transition to new employment.
          Furthermore, prior to March 2009, our change in control severance agreements also provided for excise tax gross-up payments in the event of a change of control and permitted our executives to terminate their employment for any reason during the first full calendar month following the first anniversary date of the change in control. We believed that an excise tax gross-up payment better aligned our executives’ interests with those of our stockholders by protecting our executives from resulting excise tax liability associated with a change in control transaction. Further, we believed that giving an executive the ability to terminate his or her employment for any reason during the first full calendar month following the first anniversary date of the change in control better aligned our executives’ interests with those of our stockholders by giving our executives who were not terminated in connection with the change of control the opportunity to receive their severance benefits after serving in their positions with the acquired entity for a twelve month transition period.
          Upon reviewing and considering recent developments pertaining to corporate governance practices, in March 2009, the committee determined that any future change in control severance agreements would not provide (i) for the acceleration of outstanding options and equity awards upon completion of a change in control, unless the executive’s employment was terminated, (ii) for excise tax gross-up payments and (iii) an executive with the ability to terminate his or her employment for any reason during the first full calendar month following the first anniversary date of the change in control while still receiving change in control benefits. Although the committee is still of the belief that such practices tend to better align the executives’ interests with those of our stockholders, the committee believes that change in control severance agreements that do not contain such provisions that may be entered into in the future with executives will be more in line with emerging guidance related to severance arrangements following a change in control. As a change in control severance agreement cannot be amended in any way adversely affecting the executive without the executive’s consent, the committee determined not to amend any prior agreements.
Limited Perquisites; Other Benefits
          It is generally our policy not to extend significant perquisites to our executives beyond those that are available to our employees generally, such as 401(k) matching contributions and health, dental and life insurance benefits. In addition, employees who terminate employment after age 40 with 15 or more years of service are eligible for coverage under our retiree health plan. We pay a portion of the cost for retirees who were hired by us prior to January 1, 2000. Retirees who were hired on or after January 1, 2000 are responsible for the full cost of coverage. We do not provide pension arrangements for our U.S. executives or employees.

          We maintain an unfunded nonqualified deferred compensation plan that is described under the heading “Executive Compensation—Nonqualified Deferred Compensation,” in which our named executive officers are eligible to participate.
          In fiscal 2008 we paid travel expenses and related tax gross-up payments for spousal travel in connection with significant company-sponsored events. These expenses and gross-up payments were paid for Mr. Longhini’s spouse and Ms. Erickson’s guest in connection with a sales force incentive trip. Our sales force incentive trip is an important incentive for our highest performing sales employees. We invite our highest performing sales employees and a limited number of senior management and their spouses or guests on this trip.
Total Compensation Mix
          Except for Mr. Emerson who resigned effective January 4, 2008, the table below illustrates how total compensation for each of our named executive officers for fiscal 2008 was allocated between “at-risk,” base salary and all other compensation components, how performance-based compensation is allocated between annual and long-term components and how total compensation is allocated between cash, equity and all other compensation components, based upon the amounts reported in the Summary Compensation Table located under the heading “Executive Compensation—Summary of Compensation.” When applicable, the table utilizes the equity values included in the Summary Compensation Table based upon fiscal 2008 financial statement expensing.

	Total Compensation Mix
	(base salary, annual cash incentives, long-term equity incentives and all other compensation)
				% of Performance
				Based Total
	% of Total Compensation that is:			Compensation that is:		% of Total Compensation that is:
	“At	Base	All		Long-	Cash	Equity	All
	Risk” (1)	Salary (2)	Other (3)	Annual (4)	Term (5)	Based (6)	Based (7)	Other (3)
Anthony P. Bihl, III	74%	21%	5%	29%	71%	42%	53%	5%
Ross A. Longhini	72%	26%	2%	26%	74%	45%	53%	2%
Mark A. Heggestad	64%	34%	2%	27%	73%	52%	46%	2%
Whitney D. Erickson	55%	35%	10%	32%	68%	52%	38%	10%
R. Scott Etlinger	63%	37%	*	24%	76%	52%	48%	*
John F. Nealon	62%	36%	2%	27%	73%	53%	45%	2%

*	Represents less than 1%.

(1)	Represents annual cash incentives (i.e., EVIP payment) plus long-term equity incentives (i.e., stock option awards) divided by total compensation.

(2)	Represents base salary divided by total compensation.

(3)	Represents all other compensation shown in the “All Other Compensation” column of the Summary Compensation Table divided by total compensation.

(4)	Represents annual cash incentives divided by annual cash incentives plus long-term equity incentives.

(5)	Represents long-term equity incentives divided by annual cash incentives plus long-term equity incentives.

(6)	Represents base salary plus annual cash incentives divided by total compensation.

(7)	Represents long-term equity incentives divided by total compensation.
          We believe that the above table illustrates general alignment of our 2008 named executive officer compensation with our overall compensation objective and philosophies of emphasizing performance-based and long-term equity-based compensation.

EXECUTIVE COMPENSATION
Compensation Committee Report
          The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K for the year ended January 3, 2009 with management. Based on the foregoing reviews and discussions, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in the company’s annual report on
Form 10-K for the fiscal year ended January 3, 2009 and the proxy statement for the 2009 Annual Meeting of Stockholders to be held on April 30, 2009.
Albert Jay Graf (Chair)
Richard B. Emmitt
D. Verne Sharma
          The foregoing Compensation Committee Report shall not be deemed to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

Summary of Compensation
          The following table shows the compensation awarded to, earned by or paid to our named executive officers during the fiscal years ended January 3, 2009, December 29, 2007 and December 30, 2006; however, fiscal years 2007 and 2006 information is not provided for Mr. Bihl, Ms. Erickson and Mr. Etlinger because they were not named executive officers during fiscal years 2007 and 2006, and fiscal year 2007 information is not provided for Mr. Nealon because he was not a named executive officer in fiscal year 2007.
SUMMARY COMPENSATION TABLE—2008

				Non-Equity
			Option	Incentive Plan	All Other
		Salary	Awards	Compensation	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	Total ($)
Anthony P. Bihl, III(4) President and Chief Executive Officer	2008	$342,308	$849,211	$348,726	$68,710	$1,608,955

Ross A. Longhini(4)	2008	$330,962	$676,890	$234,161	$28,230	$1,270,243
Former Interim President and Chief Executive Officer	2007	$319,236	$615,757	$55,397	$21,013	$1,011,403
Executive Vice President, Chief	2006	$268,462	$884,965	$138,515	$19,732	$1,311,674
Operating Officer

Martin J. Emerson(4)	2008	$7,019	$(25,456)	—	$160,833	$142,396
Former President and Chief	2007	$369,327	$997,845	$91,316	$48,153	$1,506,641
Executive Officer	2006	$327,692	$764,612	$215,624	$40,317	$1,348,245

Mark A. Heggestad	2008	$285,097	$385,104	$144,100	$13,313	$827,614
Executive Vice President, Chief	2007	$265,000	$340,514	$47,357	$11,615	$664,486
Financial Officer	2006	$10,192	$11,226	—	—	$21,418

Whitney D. Erickson Vice President and General Manager Men’s Health	2008	$271,614	$293,721	$137,409	$81,939	$784,683

R. Scott Etlinger Senior Vice President, Global Operations	2008	$234,229	$305,079	$94,693	$4,074	$638,075

John F. Nealon	2008	$254,636	$320,031	$115,794	$15,938	$706,399
Senior Vice President and General	2006	$229,300	$304,116	$95,832	$17,567	$646,815
Manager, Women’s Health

(1)	Reflects the dollar amount recognized for each named executive officer for financial statement reporting purposes with respect to the fiscal years ended January 3, 2009, December 29, 2007 and December 30, 2006, respectively, in accordance with FAS 123R, but excludes any impact of assumed forfeiture rates. We refer you to Note 10 to our consolidated financial statements for the fiscal year ended January 3, 2009 included in our Annual Report on Form 10-K for a discussion of the general assumptions made in calculating the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended January 3, 2009 in accordance with FAS 123R. The specific assumptions used in the valuation for fiscal year ended January 3, 2009 of each option grant are summarized in the table below:

	Risk Free	Expected	Stock Price	Expected
Grant Date	Interest Rate	Dividend Rate	Volatility	Life of Option
03/04/2002	3.00%	0.00%	61.75%	5.0 years
01/02/2003	3.81%	0.00%	43.20%	7.0 years
02/07/2003	3.81%	0.00%	43.20%	7.0 years
01/01/2004	3.81%	0.00%	43.20%	7.0 years
02/18/2004	3.56%	0.00%	42.15%	6.4 years
07/01/2004	4.24%	0.00%	41.05%	6.8 years
01/24/2005	3.95%	0.00%	38.80%	6.8 years
05/06/2005	3.87%	0.00%	38.10%	3.9 years
05/06/2005	3.81%	0.00%	38.10%	3.1 years
05/06/2005	3.81%	0.00%	38.10%	3.7 years
02/09/2006	4.55%	0.00%	36.41%	5.3 years
02/09/2006	4.59%	0.00%	34.60%	3.9 years
06/15/2006	5.03%	0.00%	36.73%	5.2 years
12/18/2006	4.57%	0.00%	35.71%	5.8 years
01/31/2007	4.82%	0.00%	34.20%	4.9 years
02/09/2007	4.78%	0.00%	34.08%	4.9 years
03/06/2008	2.46%	0.00%	32.51%	4.9 years
03/13/2008	2.50%	0.00%	32.55%	4.9 years
05/05/2008	3.18%	0.00%	32.38%	5.3 years
05/05/2008	3.42%	0.00%	45.17%	4.3 years

(2)	Represents amounts earned under the 2008 Executive Variable Incentive Plan, 2007 Executive Variable Incentive Plan and 2006 Executive Variable Incentive Plan for fiscal years ended January 3, 2009, December 29, 2007 and December 30, 2006, respectively. The 2008 Executive Variable Incentive Plan is described in more detail under the heading “Compensation Discussion and Analysis.”

(3)	The amounts shown in this column include the following with respect to each named executive officer:

					Life
		401(k)	Profit	Supplemental	Insurance	Spousal	Moving
Name	Year	Match(a)	Sharing(b)	Match(c)	Premiums	Travel(d)	Expenses	Other(e)
Anthony P. Bihl, III	2008	$3,192	$2,171	$8,369	$320	—	$54,658	—

Ross A. Longhini	2008	$9,200	$3,818	—	$380	$14,832	—	—
	2007	$9,000	$2,168	$5,069	$681	$4,095	—	—
	2006	$8,800	$4,257	$6,101	$574	—	—	—

Martin J. Emerson	2008	$1,741	—	—	$40	—	—	$159,052
	2007	$9,000	$2,168	$10,281	$889	$25,815	—	—
	2006	$8,800	$4,257	$11,888	$741	$14,631	—	—

Mark A. Heggestad	2008	$9,200	$3,818	—	$295	—	—	—
	2007	$9,000	$2,168	—	$447	—	—	—
	2006	—	—	—	—	—	—	—

Whitney D. Erickson	2008	$9,200	$3,818	$4,083	$259	$14,902	$39,857	$9,820

R. Scott Etlinger	2008	—	$3,818	—	$256	—	—	—

John F. Nealon	2008	$9,200	$3,818	$2,633	$287	—	—	—
	2006	$4,527	$4,257	$7,314	$469	—	—	$1,000

(a)	Represents matching amounts contributed by the company under our 401(k) plan.

(b)	Represents discretionary profit sharing contributions by the company under our 401(k) plan. An equal profit-sharing amount is given to all full-time AMS’ employees eligible under the plan.

(c)	Represents matching amounts contributed by the company under our Non-Funded Deferred Compensation and Supplemental Savings Plan. The amounts for fiscal year 2008 are also set forth under the column “AMS Contributions in FY 2008” in the Nonqualified Deferred Compensation table below.

(d)	For fiscal year 2006, represents travel expenses and tax gross-up payments on such expenses for the spouse of Mr. Emerson to accompany him on the sales force incentive trip. For fiscal year 2007, represents travel expenses, and tax gross-up payments on such expenses, for the spouse of Mr. Emerson to accompany him on the sales force incentive trip and for the spouse of Mr. Longhini to accompany him to a meeting with distributors of our products. For fiscal year 2008, for Mr. Longhini, the amounts shown represent travel expenses, and tax gross-up payments on such expenses, for his spouse to accompany them on the sales force incentive trip, and for Ms. Erickson, the amounts shown represent travel expenses, and tax gross-up payments on such expenses, for her guest to accompany her on the sales force incentive trip.

(e)	For Mr. Emerson, the amounts shown represent a lump sum severance payment and accrued and unused vacation paid to Mr. Emerson under his separation agreement in connection with his resignation. For Ms. Erickson, the amounts shown represent additional relocation-related compensation paid to Ms. Erickson. For Mr. Nealon, the amounts shown represent a discretionary bonus.
(4)	Mr. Emerson resigned from his position as President and Chief Executive Officer after the 2007 fiscal year end. Mr. Longhini was appointed as our President and Chief Executive Officer in January 2008 and served on an interim basis until April 30, 2008, when Mr. Bihl was appointed as our President and Chief Executive Officer.
Employment Agreements.
          We have continuing employment agreements with Mr. Bihl, Mr. Longhini and Mr. Heggestad and, prior to his resignation, had entered into an employment agreement with Mr. Emerson. All of the employment agreements have an initial term of two years and automatically renew for successive one-year periods until either the executive provides or we provide notice of termination. The agreements generally provide for base salary, participation in incentive compensation plans adopted by the board of directors, and, if the agreement was entered into at the time of the executive’s initial employment, an initial grant of options to purchase shares of our common stock. Mr. Bihl’s employment agreement also provides that he is entitled to a lump sum cash payment of $41,667 to cover miscellaneous travel and other expenses incurred in connection with his relocation to Minnesota. This payment is in addition to reimbursements that Mr. Bihl is eligible to receive under AMS’ standard relocation benefits. The agreements also entitle the executives to participate in our other standard benefit programs and contain customary confidentiality and non-competition provisions. In addition, these agreements provide that in connection with the termination of their employment in certain circumstances, the company is required to make certain payments to the executive officer as described in detail below under the heading “Potential Payments Upon Termination or Change in Control—Employment Agreement Termination Benefits.”
          For a discussion of the amendment to Mr. Emerson’s employment agreement and the separation agreement entered into with Mr. Emerson in connection with his resignation from the company as of January 4, 2008, and the settlement agreement and limited waiver entered into with Mr. Emerson and Galil Ltd. in connection with Mr. Emerson’s employment by Galil, see below under the heading “Potential Payments Upon Termination or Change in Control—Employment Agreement Termination Benefits.”
Change in Control Severance Agreements
          We have entered into agreements with our current executive officers that require us to provide compensation to them in the event of a termination of their employment in connection with a change in control of our company as described in detail under the heading “Potential Payments Upon Termination or Change in Control—Change in Control Severance Agreements.”
Non-Funded Deferred Compensation and Supplemental Savings Plan
          We maintain an unfunded, nonqualified deferred compensation plan to provide certain management employees, including all of our named executive officers, the opportunity to defer receipt of their compensation and receive credit for the matching contribution that is unavailable under our 401(k) plan because of  limits imposed by the Internal Revenue Code, as described in more detail under the heading “Nonqualified Deferred Compensation” below.
Indemnification Agreements
     We have entered into indemnification agreements with our executive officers under which we are required to indemnify such individuals against expenses, judgments, fines, settlements and amounts actually and reasonably incurred by the executive officer arising out of performance of his or her duties to the company and to advance expenses, provided that the requisite standards of conduct are met. The agreement also contains procedural mechanisms and presumptions applicable to any dispute as to whether such standards of conduct are satisfied.
Grants of Plan-Based Awards
     The following table sets forth certain information concerning grants of plan-based awards to each of our named executive officers during the fiscal year ended January 3, 2009. Plan-based awards were granted to our named executive officers during fiscal year 2008 under the 2008 Executive Variable Incentive Plan (EVIP) and the 2005 Stock Incentive Plan (2005 SIP). The material terms of these awards and the material plan provisions relevant to these awards are described in the footnotes to the table below or in the narrative following the table below.
GRANTS OF PLAN-BASED AWARDS—2008

					All Other
					Option
					Awards:	Exercise
					Number of	or Base
		Estimated Possible Payouts Under			Securities	Price of	Closing	Grant Date Fair
		Non-Equity Incentive Plan Awards(2)			Underlying	Option	Market	Market Value
	Grant	Threshold		Maximum	Options	Awards	Price	of Option
Name(1)	Date	($)	Target ($)	($)	(#)(3)	($/Sh)(4)	($/Sh)	Awards(5)
Anthony P. Bihl, III
EVIP	—	$11,250	$375,000	$750,000	—	—	—	—
2005 SIP	05/05/08	—	—	—	250,000	$14.205	$14.31	$1,240,775
2005 SIP	05/05/08	—	—	—	250,000	$14.205	$14.31	$1,580,000
Ross A. Longhini
EVIP	—	$6,825	$227,500	$455,000	—	—	—	—
2005 SIP	03/06/08	—	—	—	25,000	$14.355	$14.10	$116,605
2005 SIP	03/06/08	—	—	—	50,000	$14.355	$14.10	$233,210
2005 SIP	03/13/08	—	—	—	25,000	$13.835	$13.90	$112,685
Mark A. Heggestad
EVIP	—	$4,200	$140,000	$280,000	—	—	—	—
2005 SIP	03/06/08	—	—	—	40,000	$14.355	$14.10	$186,568
Whitney D. Erickson
EVIP	—	$4,005	$133,500	$267,000	—	—	—	—
2005 SIP	03/06/08	—	—	—	40,000	$14.355	$14.10	$186,568
R. Scott Etlinger
EVIP	—	$2,760	$92,000	$184,000	—	—	—	—
2005 SIP	03/06/08	—	—	—	25,000	$14.355	$14.10	$116,605
John F. Nealon
EVIP	—	$3,375	$112,500	$225,000	—	—	—	—
2005 SIP	03/06/08	—	—	—	25,000	$14.355	$14.10	$116,605

(1)	Martin J. Emerson was not granted any plan-based awards in fiscal year 2008.

(2)	The amount in the threshold, target and maximum columns represent the potential minimum, target and maximum payouts under the 2008 Executive Variable Incentive Plan, the material terms of which are described in more detail above under the heading “Compensation Discussion and Analysis—Short-Term Incentive Compensation.” The threshold, target and maximum amounts for Mr. Bihl are reflected at 75% of his full-year amounts, per the terms of his employment agreement to reflect that he worked a partial year during 2008. The actual amounts earned in 2008 for each named executive officer based on the achievement of the performance criteria underlying the grant is set forth in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above.

(3)	Represents options granted under our 2005 Stock Incentive Plan, the material terms of which are described in more detail below under the heading below “2005 Stock Incentive Plan.”

(4)	For purposes of grants made under our 2005 Stock Incentive Plan prior to the board amendments described under the heading “Approval of 2005 Stock Incentive Plan, As Amended and Restated—Introduction and Purpose of Proposed Amendment,” the “fair market value” of a share of our common stock on the date of grant is defined as the average of the reported high and low sale prices of our common stock as of the date of grant during the regular trading session, as reported on the Nasdaq Global Select Market (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote). As a result of this determination, the exercise price of the options granted to Mr. Longhini on March 13, 2008 and to Mr. Bihl on May 5, 2008 was less than the closing sale price, as reported on the Nasdaq Global Select Market, on the grant date. Going forward, the “fair market value” of a share of our common stock on the date of grant under the plan will be the closing sale price. For further information, see the description of our 2005 Stock Incentive Plan under the headings “2005 Stock Incentive Plan” and “Approval of 2005 Stock Incentive Plan, As Amended and Restated” below.

(5)	We refer you to Note 10 to our consolidated financial statements for the fiscal year ended January 3, 2009 included in our Annual Report on Form 10-K for a discussion of the general assumptions made in calculating the grant date fair value of option awards. The specific assumptions used in the valuation of these options are summarized in the table below:

	Risk Free	Expected	Stock Price	Expected
Grant Date	Interest Rate	Dividend Rate	Volatility	Life of Option

03/06/2008	2.46%	0.00%	32.51%	4.9 years
03/13/2008	2.50%	0.00%	32.55%	4.9 years
05/05/2008	3.18%	0.00%	32.38%	5.3 years
05/05/2008	3.42%	0.00%	45.17%	4.3 years
2008 Executive Variable Incentive Plan
          The 2008 Executive Variable Incentive Plan provides short-term, cash incentive compensation for senior management, including executive officers, based on performance goals set each year by our compensation committee and board of directors. For a complete description of fiscal 2008’s target bonus and performance goals under the 2008 Executive Variable Incentive Plan, see the discussion of the plan under the heading “Compensation Discussion and Analysis” above.
2005 Stock Incentive Plan
          Under the terms of our 2005 Stock Incentive Plan, our named executive officers, in addition to non-employee directors and other employees and individuals, are eligible to receive equity compensation awards in the form of stock options, stock appreciation rights, restricted stock awards, stock unit grants, performance awards and stock bonuses. To date, only stock options and restricted stock awards have been granted under the plan; however, none of our named executive officers have been granted a restricted stock award. The plan contains both an overall limit on the number of shares of our common stock that may be issued, as well as individual and other grant limits. To the extent that any shares subject to outstanding options under our prior 2000 Equity Incentive Plan are not issued or are subsequently forfeited and would otherwise have been available for further issuance under the 2000 Equity Incentive Plan, such shares are added to the number of shares available for issuance under the 2005 Stock Incentive Plan. As of January 3, 2009, we have granted options to purchase shares for an aggregate of 19,246,279 shares (net of forfeitures) under both plans and 2,714,247 shares remain available for future grants under our 2005 Stock Incentive Plan.

          Under the terms of the 2005 Stock Incentive Plan, options are granted with an exercise price equal to the fair market value of a share of common stock on the date of grant. Prior to the plan amendments approved by our board described under the heading “Approval of 2005 Stock Incentive Plan, As Amended and Restated—Introduction and Purpose of Proposed Amendment,” the “fair market value” of a share of our common stock on the date of grant was the average of the reported high and low sale prices of our common stock as of the date of grant during the regular trading session, as reported on the Nasdaq Global Select Market (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote). As a result of this determination, the exercise price of the options granted to Mr. Longhini on March 13, 2008 and to Mr. Bihl on May 5, 2008 was less than the closing sale price, as reported on the Nasdaq Global Select Market, on the grant date. Going forward, the “fair market value” of a share of our common stock on the date of grant will be the closing sale price. Options generally become exercisable with respect to twenty-five percent of the shares on the last day of the calendar quarter that is closest to the first anniversary date of the grant. Thereafter, the shares underlying the options vest in 6.25 percent increments on the last day of each calendar quarter after the initial vesting date, as long as the named executive officer is providing services on each of these dates, so that the entire option is fully vested four years after the date of grant. Options granted under our 2005 Stock Incentive Plan expire, if not exercised, seven years after the date of grant.
          One of the options granted to Mr. Bihl on May 5, 2008 does not vest in accordance with the standard four-year vesting schedule described in the paragraph above. Instead, it will vest on the first date that the average of the high and low trading prices of our common stock for five consecutive trading days is equal to or greater than $24.00 per share, as long as he is an employee of the company on that date.
          Two of the options granted to Mr. Longhini do not vest in accordance with the standard four-year vesting schedule described above. The option to purchase 25,000 shares granted on March 6, 2008 and the option to purchase 25,000 shares on March 13, 2008 vested in full on March 31, 2009.
          As described in more detail under the heading “Potential Payments Upon Termination or Change in Control—Change in Control Severance Agreements,” our current change in control severance agreements provide that upon a change in control all of the executive officer’s unvested stock options will vest and be immediately exercisable in full and will remain exercisable until two years after the date of the change in control or the date of the executive’s termination of employment with the company, whichever is later, but in no event after the expiration date of any stock option. As discussed under the heading “Certain Employment and Change in Control Agreements” in the section titled “Compensation Discussion and Analysis” above, any future change in control severance agreements would not provide for the acceleration of outstanding options and equity awards upon completion of a change in control, unless the executive’s employment was terminated.

Outstanding Equity Awards at Fiscal Year End
          The following table provides information regarding unexercised stock options for each of our named executive officers that remained outstanding at January 3, 2009. We have not granted any other stock awards, such as restricted stock or restricted stock units, to our named executive officers.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—2008

	Option Awards
		Number of
		Securities
	Number of Securities	Underlying
	Underlying	Unexercised	Option
	Unexercised Options	Options (#)	Exercise
Name(1)	(#) Exercisable	Unexercisable(2), (3)	Price ($)	Option Expiration Date
Anthony P. Bihl, III	—	*250,000	$14.205	05/04/2015
	—	250,000 (4)	$14.205	05/04/2015
Ross A. Longhini	80,000	—	$19.690	05/05/2012
	308,774	—	$8.080	01/01/2013
	37,500	12,500	$21.380	02/08/2013
	31,250	18,750	$16.475	06/14/2013
	25,000	25,000	$20.390	02/08/2014
	100,000	—	$14.940	02/17/2014
	—	50,000	$14.355	03/05/2015
	—	25,000 (5)	$14.355	03/05/2015
	—	25,000 (5)	$13.835	03/12/2015
Mark A. Heggestad	87,500	87,500	$18.750	12/17/2013
	—	40,000	$14.355	03/05/2015
Whitney D. Erickson	65,000	65,000	$19.950	01/30/2014
	—	40,000	$14.355	03/05/2015
R. Scott Etlinger(6)	18,750	6,250	$21.380	05/28/2009
	40,000	—	$11.0075	05/28/2009
	20,000	20,000	$20.390	11/28/2009
	80,000	—	$16.88	05/28/2009
	30,000	—	$19.7225	05/28/2009
	—	25,000	$14.355	11/28/2009
John F. Nealon	100,000	—	$10.5975	12/31/2011
	20,000	—	$19.690	05/05/2012
	25,000	—	$7.995	02/06/2013
	9,375	3,125	$21.380	02/08/2013
	12,500	12,500	$20.390	02/08/2014
	15,000	—	$14.940	02/17/2014
	25,000	—	$19.7225	01/23/2015
	—	25,000	$14.355	03/05/2015

(1)	Martin J. Emerson had no outstanding equity awards at 2008 fiscal year end. Mr. Emerson forfeited all of his unvested options as of his resignation date of January 4, 2008. All of his vested options expired on October 3, 2008.

(2)	Upon the occurrence of a change in control, the unvested and unexercisable options set forth in this column (other than those held by Mr. Etlinger) will be accelerated and become fully vested and immediately exercisable as of the date of the change in control. For more information, we refer you to the discussion under the heading “Change in

Control Severance Agreements” and the table under the heading “Potential Payments to Named Executive Officers” in the section titled “Potential Payments Upon Termination or Change in Control.”

(3)	Options generally become exercisable with respect to twenty-five percent of the shares on the last day of the calendar quarter that is closest to the first anniversary date of the grant. Thereafter, shares underlying the options vest in equal increments on the last day of each calendar quarter after the initial vesting date, as long as the named executive officer is providing services on each of these dates, so that the entire option is fully vested four years after the date of grant.

*	For example, Mr. Bihl was granted an option to purchase 250,000 shares on May 5, 2008. Of the 250,000 options that were unexercisable as of January 3, 2009, 62,500 shares vested on March 31, 2009. Of the remaining 187,500 shares underlying the option, 15,625 will vest on June 30, 2009 and 15,625 will vest on the last day of each calendar quarter thereafter through March 31, 2012.

(4)	This option does not vest according to our standard four-year vesting described in footnote 3 above. Instead, it will vest on the first date that the average of the high and low trading prices of our common stock for five consecutive trading days is equal to or greater than $24.00 per share, as long as Mr. Bihl is an employee of the company on such date.

(5)	These options do not vest according to our standard four-year vesting described in footnote 3 above. Instead, they vested in full on March 31, 2009.

(6)	Mr. Etlinger forfeited all of his unvested options as of his resignation date of February 27, 2009, which was after 2008 fiscal year end. After his resignation, as reflected in the table above, Mr. Etlinger’s outstanding, vested options will remain exercisable until either May 28, 2009 or November 28, 2009, the date three months or nine months from his resignation date of February 27, 2009, pursuant to the terms of his option agreements. The original expiration dates for Mr. Etlinger’s options were February 8, 2013, December 31, 2013, February 8, 2014, June 30, 2014, January 23, 2015 and March 5, 2015, respectively.
Options Exercised and Stock Vested During Fiscal Year
          The following table provides information regarding the exercise of stock options during the fiscal year ended January 3, 2009, on an aggregate basis, by each of our named executive officers that exercised options during the year. No restricted stock or restricted stock units have been granted to our named executive officers.
OPTION EXERCISES—2008

	Option Awards
	Number of Shares	Value Realized on
Name(1)	Acquired on Exercise (#)	Exercise ($)(2)
Martin J. Emerson	125,022	$397,276

(1)	None of Anthony P. Bihl, III, Ross A. Longhini, Mark A. Heggestad, Whitney D. Erickson, R. Scott Etlinger and John F. Nealon exercised options in the fiscal year ended January 3, 2009.

(2)	The aggregate dollar value realized upon exercise is the difference between the market price of the underlying shares of our common stock on the date of exercise, based on the mean between the reported high and low sales prices of our common stock as of the date of exercise during the regular trading session, as reported on the Nasdaq Global Select Market (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), and the exercise price of the options.

Nonqualified Deferred Compensation
          The following table provides information regarding our Non-Funded Deferred Compensation and Supplemental Savings Plan, our only defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified, during the fiscal year ended January 3, 2009 for each of our named executive officers, other than Mark A. Heggestad and R. Scott Etlinger. Mr. Heggestad and Mr. Etlinger did not participate in this nonqualified savings plan.
NONQUALIFIED DEFERRED COMPENSATION—2008

		AMS		Aggregate
	Executive	Contributions	Aggregate	Withdrawals /	Aggregate
	Contributions in	in	Earnings in	Distributions in	Balance at
Name	FY 2008 ($)(1)	FY 2008 ($)(2)	FY 2008 ($)	FY 2008 ($)(3)	Last FYE ($)(4)
Anthony P. Bihl, III	$41,843	$8,369	$(89)	$—	$50,122
Ross A. Longhini	$—	—	$(21,992)	$—	$46,091
Martin J. Emerson	$—	—	$(31,017)	$55,736	$38,178
Whitney D. Erickson	$10,207	$4,083	$(168)	$—	$14,122
John F. Nealon	$3,949	$2,633	$(68,764)	$—	$114,429

(1)	Represents amounts reported in the “Salary” and “Non-Equity Incentive Plan Compensation” column in this year’s Summary Compensation Table that were deferred under the plan. No amounts reported in the Summary Compensation Table for fiscal year 2007 were paid and deferred in fiscal year 2008.

(2)	Consists of amounts included in the “All Other Compensation” column in the Summary Compensation Table. See note 3 to the Summary Compensation Table.

(3)	Mr. Emerson received distributions of $55,736 in 2008 in connection with his resignation. None of our other named executive officers made withdrawals or received distributions from their accounts under the plan.

(4)	Of the amounts reported in this column, $15,422 of the amounts reported for Mr. Emerson and $12,672 of the amounts reported for Mr. Longhini were reported as compensation in our summary compensation table for fiscal 2007. Mr. Bihl, Ms. Erickson, Mr. Etlinger and Mr. Nealon were not named executive officers in 2007 and thus no amounts that were reported in this column were reported in the Summary Compensation Table for 2007.
          The AMS Non-Funded Deferred Compensation and Supplemental Savings Plan is an unfunded nonqualified deferred compensation plan that provides certain management employees, including all of our executive officers, the opportunity to defer receipt of their compensation and receive credit for the matching contribution that is unavailable under our 401(k) plan because of limits imposed by the Internal Revenue Code.
          Participants may defer up to 100% of base salary and annual cash incentive compensation for a calendar year. The matching formula is the same as for all other of our 401(k) plan participants: 100 percent of the deferral up to 2 percent of compensation and 50 percent of the deferrals from 2 percent to 6 percent of compensation. We credit the deferrals and match to a bookkeeping account maintained for each participant. In addition, the participants receive an earnings credit to their account based on the measuring investments selected by the participant from the group of investment funds available under our 401(k) plan, with the exception of the T. Rowe Price Stable Value Fund. The T. Rowe Price Prime Reserve Fund is available under our Non-Funded Deferred Compensation and Supplemental Savings Plan in lieu of the T. Rowe Price Stable Value Fund available under our 401(k) plan. The investment funds and 2008 rate of return for each of the funds available under the Non-Funded Deferred Compensation and Supplemental Savings Plan are as follows: Artio International Equity II Fund: -40.35%, Buffalo Small Cap Fund: -29.84%, Harbor Capital Appreciation Instl. Fund: -37.13%, Harbor Large Cap Value Instl. Fund: -33.33%, Janus Adviser Mid-Cap Value I Fund: -27.06%, T. Rowe Price Equity Income Fund: -35.75%, T. Rowe Price Growth Stock Fund: -42.26%,
T. Rowe Price Mid-Cap Growth Fund: -39.69%, T. Rowe Price Small-Cap Value Fund: -28.61%, Vanguard Institutional Index Fund, Inst.: -36.95%, T. Rowe Price Retirement 2045 Fund: -38.83%, T. Rowe Price Retirement 2040 Fund: -38.85%, T. Rowe Price Retirement 2035 Fund: -38.88%, T. Rowe Price Retirement 2030 Fund: -37.79%, T. Rowe Price Retirement 2025 Fund: -35.90%, T. Rowe Price Retirement 2020 Fund: -33.48%, T. Rowe Price Retirement 2015 Fund: -30.22%, T. Rowe Price Retirement 2010 Fund: -26.71%, T. Rowe Price Retirement 2005 Fund: -22.24%, T. Rowe Price Retirement Income Fund: -18.39%, PIMCO Total Return Fund, Instl. Shares: 4.87%, and
T. Rowe Price Prime Reserve Fund: 2.55%.

          Participants are always 100 percent vested in their deferred compensation account and are entitled to receive a distribution of their account balance following termination of their employment with us. Participants with an account balance of $50,000 or more will be paid in two annual installments and participants with an account balance of less than $50,000 will be paid in a single lump sum. In accordance with Section 409A of the Internal Revenue Code, however, amounts that were deferred after 2004 and that are payable to “specified employees” (generally, officers of the company) will not be paid for at least six months following termination of employment.
Potential Payments Upon Termination or Change in Control
          We have entered into certain agreements and maintain certain plans that will require us to provide incremental compensation to our named executive officers upon certain types of terminations, including termination due to a change in control of the company.
Employment Agreement Termination Benefits
          Bihl, Longhini and Heggestad Employment Agreements. As described under the heading “Summary of Compensation—Employment Agreements,” we have continuing employment agreements with Mr. Bihl, Mr. Longhini and Mr. Heggestad. These agreements, as amended, provide that if we terminate the executive without cause and the executive signs a release and separation agreement provided by the company, we are required to provide the following benefits:
•	continued salary for twelve months at the rate in effect on the date of termination;

•	if the executive elects COBRA coverage under our group health and dental plans, we will pay the excess of the executive’s COBRA premium over the amount the executive was paying as an active employee for coverage under our group health and dental plans for up to twelve months; and

•	following the end of the continuation coverage permitted under COBRA, the right to elect and pay for up to an additional 12 months of continuation coverage under the company’s group medical and dental plans.
          In addition to the benefits described above, the employment agreement with Mr. Bihl provides that if he incurs a tax liability in connection with the reimbursement of payments for his continued coverage under our group health and dental plans described above that he would not have incurred if he had been an active employee, we will make an additional cash “gross-up payment” to him in an amount such that after payment by him of all taxes, including any taxes on the gross-up payment, he would retain an amount of the gross-up payment equal to the initial tax liability in connection with the benefit.
          In addition to the benefits described above, the employment agreements with Mr. Longhini and Mr. Heggestad provide that if we notify the executive that his employment will not be renewed pursuant to the agreement without cause, we would be required to pay a pro-rated portion of any incentive bonus for the year in a lump sum based on the executive’s period of employment during the calendar year in which non-renewal occurs. The employment agreements with Mr. Longhini and Mr. Heggestad also provide that if the executive accepts other employment or engages in his own business during the twelve-month severance term, we would be entitled to deduct compensation that he receives from a new employer or in respect of such business activity from the salary and benefits (but not any incentive bonus) we are obligated to pay during such twelve-month period.
          For purposes of these agreements, “cause” with regards to a termination other than in connection with a change in control means:
•	failure (except where due to a disability) to perform the executive’s duties which is not corrected within a 30-day cure period;

•	any willful or intentional act that materially injures our reputation or business;

•	continued or repeated unexcused absence;

•	illegal drug use or repeated drunkenness;

•	felony conviction; or

•	fraud or embezzlement committed against the company.

          The benefits described above will not be paid to the extent that executive’s employment is terminated following a change in control under circumstances entitling the executive to the benefits under the change in control severance agreements, as described under the heading “Change in Control Severance Agreements” below.
          Any amounts to be paid under the executive’s employment agreements will not be paid out for at least six months following termination of employment in accordance with Section 409A of the Internal Revenue Code.
          Mr. Longhini has informed us that he will be resigning from the company. The expected resignation date of Mr. Longhini is April 22, 2009, after which time he will no longer be employed by us and will no longer be entitled to receive any benefits under his employment agreement or change in control severance agreement.
          Emerson Employment and Separation Agreements. As described under the heading “Summary of Compensation—Employment Agreements,” Mr. Emerson was party to an employment agreement that provided for similar severance benefits as those provided to Mr. Heggestad and Mr. Longhini described above, except that Mr. Emerson was also entitled to continued group life insurance coverage on the same basis as an active employee. Mr. Emerson resigned from his positions as President and Chief Executive Officer and director effective January 4, 2008. Following his resignation, we entered into a separation agreement with Mr. Emerson in connection with his resignation. The separation agreement provided Mr. Emerson with a lump-sum severance payment of $121,667, which is the equivalent of four months of Mr. Emerson’s base salary. Mr. Emerson also released his potential claims against the company. Further, Mr. Emerson acknowledged that he is not entitled to any benefits under his change in control severance agreement described under the heading “Change in Control Severance Agreements” below. Although the separation agreement also set forth the parties understanding that beginning six months after his resignation Mr. Emerson would be paid his salary for up to 12 months and would be entitled to the other benefits provided in, and in accordance with, his employment agreement in connection with a termination without cause, Mr. Emerson later waived his right to receive any additional severance from us, beyond that which had already been paid to Mr. Emerson as of July 15, 2008 and we were no longer obligated to reimburse Mr. Emerson for COBRA continuation coverage for any period after June 30, 2008 pursuant to a Settlement Agreement and Limited Waiver that we entered into with Mr. Emerson and Galil Ltd., Mr. Emerson’s current employer, effective as of July 15, 2008.
Change in Control Severance Agreements
          Our named executive officers (other than Mr. Emerson and Mr. Etlinger), as well as our senior management officers, are each party to a standard change in control severance agreement with us. These agreements provide that if we terminate the executive without “cause,” or if the executive leaves voluntarily for “good reason,” during the twelve-month period after a “change in control,” or prior to a change in control if the termination was a condition of the change in control or at the request or insistence of a person related to the change in control, we (or our successor) would be required to pay the executive the following benefits:
•	a lump sum cash payment equal to, (1) in the case of Mr. Bihl, two times the sum of Mr. Bihl’s annual salary and target bonus for the year during which the change in control occurs, (2) in the case of Mr. Longhini and Mr. Heggestad, one and one-half times the sum of his annual salary and target bonus for the year during which the change in control occurs, and (3) in the case of the remaining executive officers, the sum of his or her annual salary and target bonus for the year during which the change in control occurs;

•	if the executive elects COBRA coverage under our group health and dental plans, we will pay the excess of the executive’s COBRA premium over the amount the executive was paying as an active employee for coverage under our group health and dental plans for up to twelve months;

•	the executive may elect health and dental continuation coverage for up to an additional 12 months after the expiration of the 18-month COBRA period at the executive’s cost;

•	the executive will receive continued life insurance coverage for up to twelve months at a cost no more than the executive paid as an active employee and the company will reimburse the executive quarterly for any amounts that exceed such cost;

•	if the executive incurs a tax liability in connection with payments for executive’s continued coverage under our group health and dental plans described above that the executive would not have incurred if the executive had been an active employee, we will make an additional cash “gross-up payment” to the executive in an amount such that after payment by the executive of all taxes, including any taxes on the gross-up payment, the executive would retain an amount of the gross-up payment equal to the initial tax liability in connection with the benefit; and

•	if any payments (including the acceleration of stock options) made by us to the executive in connection with a change in control were subject to excise tax we would be required to make an additional cash “gross-up payment” to the executive in an amount such that after payment by the executive of all taxes, including any excise tax imposed upon the gross-up payment, the executive would retain an amount of the gross-up payment equal to the excise tax.
          In addition, all unvested stock options held by the executives would immediately vest in full and become exercisable upon a change in control, whether or not the acquiring entity or successor assumes or replaces the stock options and whether or not the executive continues to be employed by us (or the successor) after the change in control. The accelerated options will remain exercisable for a period of two years from the date of the change in control or, if later, the date of the officer’s termination, but in any event not later than the expiration date of the options.
          For the purposes of these agreements, a “change in control” has the same meaning as under the 2005 Stock Incentive Plan. Pursuant to the 2005 Stock Incentive Plan, a “change in control” of AMS occurs under any of the following circumstances:
•	Any person, other than AMS or its affiliates, AMS-sponsored employee benefit plans and certain successor corporations that are owned substantially by our stockholders prior to a change in control transaction, acquires beneficial ownership of 50 percent or more our outstanding common stock or the combined voting power of our outstanding voting securities;

•	A reorganization, merger or consolidation or sale or other disposition of substantially all of our assets is consummated, other than certain transactions where the successor corporation is owned substantially by our stockholders prior to the transaction;

•	Our stockholders approve a complete liquidation or dissolution of AMS;

•	At least 80 percent of our assets are sold to an unrelated party, or any similar transaction is completed; or

•	The directors holding office as of the effective date of the 2005 Stock Incentive Plan, or any subsequent director whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the board immediately prior to such vote, cease to constitute at least a majority of the members of our board of directors.
             For the purposes of these agreements, “cause” means:
•	the executive’s gross misconduct that is materially and demonstrably injurious to the company;

•	the executive’s willful and continued failure to perform substantially the executive’s duties with the company or our successor (other than any such failure (1) resulting from the executive’s incapacity due to bodily injury or physical or mental illness or (2) relating to changes in the executive’s duties after a change in control that constitute “good reason”) after a written demand for substantial performance is delivered to the executive by the chair of the board which specifically identifies the manner in which the executive has not substantially performed the executive’s duties and provides for a reasonable period of time within which the executive may take corrective actions; or

•	the executive’s conviction (including a plea of nolo contendere) of willfully engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to the company or our successor or which impairs the executive’s ability to perform substantially the executive’s duties for the company or our successor.

          For the purposes of these agreements, “good reason” means the following:
•	in the executive’s reasonable judgment, a material and adverse change in the executive’s title, status, position, authority, duties or responsibilities as in effect prior to the change in control, except for changes directly attributable to the fact that the company is no longer an independent publicly owned company;

•	a reduction by the company or our successor in the executive’s base salary, or a material adverse change in the form or timing of the payment of the executive’s salary, as in effect immediately prior to the change in control or as later increased;

•	the failure by the company or our successor to cover the executive under employee benefit plans that, in the aggregate, provide substantially similar benefits to the executive and/or his or her family and dependents at a substantially similar total cost to the executive;

•	the company or our successor requiring the executive to be based at any office or location that is more than fifty miles further from the executive’s base office or location before the change in control;

•	any refusal by the company or our successor to continue to allow the executive to attend to matters or engage in activities not directly related to the business of the company which, at any time prior to the change in control, the executive was not expressly prohibited in writing by the board from attending or engaging in;

•	the failure to obtain from any successor its written assent to the change in control severance agreement;

•	any purported termination of the executive’s employment that is not properly effected pursuant to the change in control severance agreement; or

•	the termination of employment with the company by the executive for any reason during the first full calendar month following the first anniversary date of the change in control.
          The executive must give written notice of an event or change constituting “good reason”; however, the executive may not give such notice until ninety days after the change in control. With regard to the first five events or changes described above that constitute “good reason,” if the company remedies such event or change, the event or change will not constitute “good reason.”
          In addition, the agreements prohibit the executives from competing with our business, or soliciting the company’s employees, until the two-year anniversary of his termination or voluntary resignation. (These restrictions on competitive activities are provided for in Mr. Bihl’s employment agreement and are therefore not provided for in his change of control severance agreement.) After adoption, the change in control severance agreements cannot be amended or terminated during the executive’s employment period in any way adversely affecting the executive without the executive’s consent.
          During fiscal year 2008, we amended the change in control severance agreements to comply with the final regulations adopted to implement Section 409A of the Internal Revenue Code. This amendment did not change the economic terms of severance payments under the change in control severance agreements other than to require a six-month deferral period before any severance payments will be made to our senior management officers.
          Upon reviewing and considering recent developments pertaining to corporate governance practices, in March 2009, the committee determined that any future change in control severance agreements would not provide (i) for the acceleration of outstanding options and equity awards upon completion of a change in control, unless the executive’s employment was terminated, (ii) for excise tax gross-up payments and (iii) an executive with the ability to terminate his or her employment for any reason during the first full calendar month following the first anniversary date of the change in control. Although the committee is still of the belief that such practices tend to better align the executives’ interests with those of our stockholders, the committee believes that change in control severance agreements that do not contain such provisions that may be entered into in the future with executives will be more in line with current “best practices” related to severance arrangements following a change in control. As the change in control severance agreement cannot be amended in any way adversely affecting the executive without the executive’s consent, the committee determined not to request the consent of the executives who had agreements in place prior to March 2009 because such benefits had already been conveyed to those executives.

Potential Payments to Named Executive Officers
          The following table quantifies the potential payments payable upon termination of each of our named executive officers (other than Mr. Emerson who is not entitled to any further severance payments or payments upon a change of control, and other than Mr. Etlinger who is not entitled to any severance payments or payments upon a change of control) under various scenarios triggering benefits under the agreements and arrangements described above, in each case assuming, for calculation purposes, an effective date of January 3, 2009. Notwithstanding the table below, in accordance with Section 409A of the Internal Revenue Code, certain amounts payable upon a termination of employment to our named executive officers and other key employees will not be paid out for at least six months following termination of employment. As permitted by SEC rules, the following amounts do not include the payments and benefits that are not enhanced by the termination of employment or change in control. These payments and benefits are referred to as “vested benefits” and include:
•	benefits accrued under our tax-qualified 401(k) plan in which all employees participate;

•	accrued vacation pay, health and life insurance plan continuation, and post-retirement health coverage under our retiree health plan and other similar amounts payable when employment terminates under programs generally applicable to our salaried employees;

•	benefits accrued under our Non-Funded Deferred Compensation and Supplemental Savings Plan described in connection with the Non-Qualified Deferred Compensation Table above; and

•	fourth quarter fiscal 2008 bonus payments under our 2008 Executive Variable Incentive Plan that are paid in accordance with our plan and are not enhanced by a termination of employment or change in control.

						Without Cause or
			Without Cause			Good Reason
			Termination			Termination
		Without Cause	by Notice Not		Upon a	Within 12 Months
	Executive Benefits and	Termination	to Extend		Change in	Following Change
Name(1)	Payments	($)(2)	Term ($)(2)		Control ($)(3)	in Control ($)(3)
Anthony P. Bihl, III	Continued Salary (4)	$500,000	$500,000
	Lump Sum Payment Based on Salary(5)					$1,000,000
	Annual Bonus Payment(6)					$1,000,000
	Acceleration of Unvested Options (7)				$—	$—
	Health and Welfare Benefits	$7,899 (8)	$7,899	(8)		$8,498 (9)
	Gross-up Payment on Health and Welfare Benefits(10)	$6,282	$6,282			$6,282
	280G Tax Gross-up Payment(11)				$—	$766,020

	Total	$514,181	$514,181		$—	$2,780,800

Ross A. Longhini	Continued Salary (4)	$325,000	$325,000
	Lump Sum Payment Based on Salary(5)					$487,500
	Annual Bonus Payment		$108,063	(12)		$341,250 (6)
	Acceleration of Unvested Options (7)				$—	$—
	Health and Welfare Benefits	$12,413 (8)	$12,413	(8)		$12,826 (9)
	Gross-up Payment on Health and Welfare Benefits(10)					$9,872

						Without Cause or
			Without Cause			Good Reason
			Termination			Termination
		Without Cause	by Notice Not		Upon a	Within 12 Months
	Executive Benefits and	Termination	to Extend		Change in	Following Change
Name(1)	Payments	($)(2)	Term ($)(2)		Control ($)(3)	in Control ($)(3)
	280G Tax Gross-up Payment(11)				$—	$—

	Total	$337,413	$445,476		$—	$851,448

Mark A. Heggestad	Continued Salary (4)	$280,000	$280,000
	Lump Sum Payment Based on Salary(5)					$420,000
	Annual Bonus Payment		$66,500	(12)		$210,000 (6)
	Acceleration of Unvested Options (6)				$—	$—
	Health and Welfare Benefits	$13,350 (8)	$13,350	(8)		$13,683 (9)
	Gross-up Payment on Health and Welfare Benefits(10)					$10,618
	280G Tax Gross-up Payment(11)				$—	$—

	Total	$293,350	$359,850		$—	$654,301

Whitney D. Erickson	Lump Sum Payment Based on Salary(5)					$267,000
	Annual Bonus Payment(6)					$133,500
	Acceleration of Unvested Options (7)				$—	$—
	Health and Welfare Benefits(9)					$9,596
	Gross-up Payment on Health and Welfare Benefits (10)					$7,381
	280G Tax Gross-up Payment(11)				$—	$—

	Total	$—	$—		$—	$417,477

John F. Nealon	Lump Sum Payment Based on Salary(5)					$250,000
	Annual Bonus Payment(6)					$112,500
	Acceleration of Unvested Options (7)				$—	$—
	Health and Welfare Benefits(9)					$9,262
	Gross-up Payment on Health and Welfare Benefits (10)					$7,135
	280G Tax Gross-up Payment(11)				$—	$—

	Total	$—	$—		$—	$378,897

(1)	Mr. Emerson served as our president and chief executive officer in January 2008. Mr. Emerson waived his right to receive any additional severance from us, beyond that which had already been paid to Mr. Emerson under his separation agreement as of July 15, 2008 and we were no longer obligated to reimburse Mr. Emerson for COBRA continuation coverage for any period after June 30, 2008 pursuant to a Settlement Agreement and Limited Waiver that we entered into with Mr. Emerson and Galil Ltd., Mr. Emerson’s current employer, effective as of July 15, 2008, as described in more detail under the heading above “Employment Agreement Termination Benefits.”

Mr. Etlinger resigned from the company on February 27, 2009. He is no longer employed by us and is not entitled to receive any change in control benefits upon termination or a change in control. In addition, all of his unvested options that he held at the time of his termination were forfeited.

Mr. Longhini informed us that he will be resigning from the company. The expected resignation date of Mr. Longhini is April 22, 2009, after which time he will no longer be employed by us and will no longer be entitled to receive any severance or change in control benefits upon termination or a change in control. In addition, all of his unvested options that he holds at the time of his termination will be forfeited. However, because his resignation will occur after this proxy statement, we have shown the potential benefits payable under various scenarios triggering benefits under his employment agreement and change in control severance agreement, both as described above, in each case assuming, for calculation purposes, an effective date of January 3, 2009.

(2)	Mr. Bihl, Mr. Heggestad and Mr. Longhini are each entitled to the continued salary payments and amounts in these columns pursuant to their employment agreements, as described in more detail under the heading above “Employment Agreement Termination Benefits.”

(3)	Represents amounts that would be paid pursuant to the change in control severance agreements, as described in more detail under the heading above “Change in Control Severance Agreements.”

(4)	Represents continued salary at the named executive officer’s 2008 annual salary rate for twelve months.

(5)	Represents a lump sum cash payment equal to (a) two times his 2008 annual salary for Mr. Bihl, (b) one and one-half times his 2008 annual salary for Mr. Heggestad and Mr. Longhini and (c) one times her or his 2008 annual salary for Ms. Erickson and Mr. Nealon, pursuant to their change of control severance agreements.

(6)	Represents a lump sum cash payment equal to (a) two times his 2008 target bonus under our 2008 Executive Variable Incentive Plan for Mr. Bihl, (b) one and one-half times his 2008 target bonus under our 2008 Executive Variable Incentive Plan for Mr. Longhini and Mr. Heggestad and (c) her or his 2008 target bonus under our 2008 Executive Variable Incentive Plan for Ms Erickson and Mr. Nealon.

(7)	Represents the difference between: (a) the market price of the shares of our common stock underlying the unvested stock options held by such officer as of January 3, 2009, which is based on the “fair market value” of our common stock on January 2, 2009 ($8.947), the last trading day prior to January 3, 2009, and (b) the exercise price of the options. Fair market value is based on the average of the high and low market price of our common stock. The exercise prices of the unvested options held by each of the officers are higher than the fair market value of our common stock on January 2, 2009. Therefore, there is no value of the automatic acceleration of the vesting of the officers’ unvested options as of January 3, 2009.

(8)	Represents our payment obligations with respect to the excess of the executive’s COBRA premium over the amount the executive was paying as an active employee for continued health and dental benefits for 12 months assuming (1) the same medical and dental coverage elections that the officer had as of January 3, 2009, (2) 2009 COBRA premium rate, which is 102 percent of the active employee rate for 2009, and (3) monthly employee contributions at amounts as of January 3, 2009.

(9)	Represents our payment obligations with respect to the excess of the executive’s COBRA premium over the amount the executive was paying as an active employee for continued health and dental benefits and the excess cost over the amount the executive was paying as an active employee for continued life insurance for twelve months assuming (1) the same medical, dental and life insurance coverage elections that the officer had as of January 3, 2009, (2) 2009 COBRA premium rate, which is 102 percent of the active employee rate for 2009, (3) monthly employee contributions at amounts as of January 3, 2009, (4) 2008 annualized benefit compensation, which is equal to the executive’s December 31, 2008 base salary plus bonus and commissions paid in the previous 12 months, used to calculate life rates, and (5) basic life rate of $0.08 per month per $1,000 unit of coverage.

(10)	The value of the gross-up payment to cover the executive’s tax liability in connection with our payments of the excess of the executive’s COBRA premium over the amount the executive was paying as an active employee for continued

health and dental benefits for 12 months is based on a federal income tax rate of 35 percent, a state income tax rate of 7.85 percent and a FICA (Medicare) rate of 1.45 percent.

(11)	Reflects that we would be obligated to make 280G gross-up payments only to Mr. Bihl, assuming the change in control was effective on January 3, 2009. Excise taxes under 280G apply only when change in control payments are in excess of the 280G safe harbor amount. The 280G safe harbor amount is generally three times the average of the executive’s taxable compensation for the five years prior to a change in control. For an officer employed with the company for less than 5 years, the officer’s first year of compensation is annualized and the 280G safe harbor amount is three times the average of the executive’s taxable compensation for the years employed. Based on this calculation of the 280G safe harbor amount for each of our named executive officers and the total change in control payments set forth in the table above, only Mr. Bihl would be subject to 280G excise taxes.

(12)	Mr. Heggestad and Mr. Longhini are each entitled to be paid a lump sum cash payment equal to a pro-rated portion of any incentive bonus for the year based on his period of employment during the year in which the termination occurs if we notify him that his employment will expire without cause on the anniversary of his employment agreement’s term, as described in more detail under the heading above “Employment Agreement Termination Benefits.” Assuming for the purposes of this table that the officer was terminated as of January 3, 2009 and that the performance targets under our 2008 Executive Variable Incentive Plan were each achieved at 100 percent of the plan, he would be entitled to 100 percent of the target bonus amount for the year because he worked the entire year. The amounts paid with respect to the portion of the bonus tied to our net sales and net income targets under our 2008 Executive Variable Incentive Plan are paid quarterly throughout the year, and the amounts paid with respect to the portion of the bonus tied to our cash target is paid at the end of the year. Therefore, this amount represents the net sales and net income target bonus amounts for the fourth quarter, net of the prior three quarters’ payments made for fiscal year 2008, and the cash target bonus for the year.
Compensation Committee Interlocks and Insider Participation
          During fiscal year 2008, Albert Jay Graf (Chair), Richard B. Emmitt, and D. Verne Sharma served as members of our compensation committee. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our board of directors or compensation committee. None of the members of our compensation committee have been an officer or employee of us or one of our subsidiaries.
Securities Authorized for Issuance Under Equity Compensation Plans
          We maintain three compensation plans under which we have issued, and, in the case of two plans, may further issue shares of our common stock: our 2000 Equity Incentive Plan, our 2005 Stock Incentive Plan and our Employee Stock Purchase Plan, all of which have been approved by our stockholders.
          Our stockholders approved the 2005 Stock Incentive Plan at the 2005 annual stockholder meeting and we subsequently terminated our 2000 Equity Incentive Plan. To the extent that any shares subject to outstanding options under the 2000 Equity Incentive Plan are not issued or are subsequently forfeited and would otherwise have been available for further issuance under the 2000 Equity Incentive Plan, such shares are added to the number of shares available for issuance under the 2005 Stock Incentive Plan. As of January 3, 2009, there were an aggregate of 7,020,341 options outstanding under the 2000 Equity Incentive Plan and the 2005 Stock Incentive Plan. As set forth in Proposal 2 of this proxy statement, we are proposing to amend our 2005 Stock Incentive Plan to increase the number of shares reserved for issuance under the plan.
          Restricted stock awards granted under the 2005 Stock Incentive Plan are considered issued and outstanding at the grant date. The plan does not designate the specific number of shares available for restricted stock grants, as these are issued from the full pool of shares available under the 2005 Stock Incentive Plan. The option pool is reduced by two shares for each restricted share granted.
          Our Employee Stock Purchase Plan permits employees to elect, in advance of each calendar quarter, to contribute up to 10 percent of their compensation each quarter, subject to certain limitations, to purchase shares of our common stock at the lower of 85 percent of the fair market value on the first or last day of each quarter. As of January 3, 2009, we have issued 1,077,718 shares of common stock under our Employee Stock Purchase Plan and we have 922,282 shares available for future issuance.

          The following table sets forth information as of January 3, 2009, regarding the number of shares of our common stock that may be issued under our 2000 Equity Incentive Plan, our 2005 Stock Incentive Plan and our Employee Stock Purchase Plan.
EQUITY COMPENSATION PLAN INFORMATION

	Column A:	Column B:	Column C:
Number of Securities Remaining
	Number of Securities	Weighted-Average	Available For Future Issuance
	To Be Issued Upon	Exercise Price of	Under Equity Compensation Plans
	Exercise of Outstanding	Outstanding	(Excluding Securities Reflected In
Plan Category	Options	Options	Column A) (1)

Equity compensation plans approved by stockholders	7,020,341	$15.50	3,636,529
Equity compensation plans not approved by stockholders	—	—	—

Total	7,020,341	$15.50	3,636,529

(1)	Column C above consists of 922,282 shares of common stock available for future issuance under our Employee Stock Purchase Plan and 2,714,247 shares of common stock available for issuance under our 2005 Stock Incentive Plan.
PRINCIPAL STOCKHOLDERS AND MANAGEMENT BENEFICIAL OWNERSHIP
          The following table presents information about the beneficial ownership of our common stock as of March 13, 2009, unless otherwise indicated. The information is given for: each stockholder who we know beneficially owns more than five percent of our issued and outstanding common stock, each of our directors, each of the named executive officers, and all of our directors and executive officers as a group.
          Unless otherwise indicated, the business address for each of our stockholders in the table is 10700 Bren Road West, Minnetonka, Minnesota 55343, and each stockholder exercises sole voting and investment power over the shares reflected in the table.

		Shares of Common Stock
		Beneficially Owned (1)
			Percent of
Name of Beneficial Owner	Shares Subject to Options (2)	Amount(3)	Class

Neuberger Berman Inc. (4)	—	9,511,023	12.9%
Barclays Global Investors, NA(5)	—	5,559,641	7.5%
SMALLCAP World Fund, Inc.(6)	—	5,155,400	7.0%
FMR LLC(7)	—	4,320,774	5.9%
Anthony P. Bihl, III	62,500	72,500	*
Richard B. Emmitt(8)	94,760	502,607	*
A. Jay Graf	279,807	279,807	*
Jane E. Kiernan	44,760	44,760	*
Robert McLellan, M.D.	44,760	44,760	*
Christopher Porter	94,760	244,760	*
D. Verne Sharma	44,760	44,760	*
Thomas E. Timbie	94,760	124,760	*
Ross Longhini(9)	654,399	673,165	*
Martin J. Emerson(10)	—	7,073	*
Mark A. Heggestad	108,437	115,937	*
Whitney D. Erickson	83,125	85,407	*
R. Scott. Etlinger(11)	188,750	194,404	*
John F. Nealon	215,468	215,468	*
All directors and executive officers as a group (16 persons) (12)	2,397,406	3,415,191	4.5%

*	Less than one percent of the issued and outstanding shares

(1)	Based on 73,691,504 shares of common stock issued and outstanding on March 13, 2009. Shares not issued and outstanding, but considered beneficially owned because of the right of a person or member of a group to purchase them within 60 days from March 13, 2009, are treated as issued and outstanding only when calculating the amount and percent owned by such person or group.

(2)	All amounts in this column reflect shares subject to options that are vested or that will vest within 60 days of March 13, 2009.

(3)	Numbers are rounded to the nearest whole number.

(4)	On February 12, 2009, Neuberger Berman Inc., Neuberger Berman, LLC, Neuberger Berman Management LLC and Neuberger Berman Equity Funds jointly reported in a Schedule 13G/A filed with the Securities and Exchange Commission that as of December 31, 2008, Neuberger Berman Inc. is the sole parent of both Neuberger Berman, LLC and Neuberger Berman Management LLC. Neuberger Berman, LLC is deemed the beneficial owner of the shares, which are owned by many unrelated clients, since it has shared dispositive power for all of the shares, sole voting power with respect to 90,774 shares and shared voting power with respect to 8,183,065 shares. Neuberger Berman Management LLC beneficially owns 8,183,065 of the shares with Neuberger Berman, LLC since it also has shared voting and dispositive power with respect to those securities. Neuberger Berman Equity Funds beneficially owns 8,147,265 of the shares since it has shared voting and dispositive power with respect to those securities. Neuberger Berman, LLC and Neuberger Berman Management LLC serve as a sub-adviser and investment manager, respectively, of Neuberger Berman’s various mutual funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the company. The holdings of Lehman Brothers Asset Management LLC and Lehman Brothers Asset Management Inc., affiliates of Neuberger Berman, LLC, are also aggregated to comprise the holdings in the table above. The address of Neuberger Berman Inc. is 605 Third Ave, New York, New York 10158.

(5)	On February 5, 2009, Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG jointly reported in a Schedule 13G filed with the Securities and Exchange Commission that as of December 31, 2008, 5,559,641 shares are beneficially owned by the company in trust accounts for the economic benefit of the beneficiaries of those accounts, of which they have in the aggregate the sole voting power with respect to 4,429,515 shares and sole dispositive power with respect to 5,559,641 shares. The address of Barclays Global Investors, NA is 400 Howard Street, San Francisco, California 94105.

(6)	On February 17, 2009, SMALLCAP World Fund, Inc. reported in a Schedule 13G filed with the Securities and Exchange Commission that as of December 31, 2008, SMALLCAP World Fund, Inc., an investment company, which is advised by Capital Research and Management Company (CRMC), is the beneficial owner of 5,155,400 shares. CRMC manages equity assets for various investment companies through two divisions, Capital Research Global Investors and Capital World Investors. These divisions generally function separately from each other with respect to investment research activities and they make investment decisions and voting decisions for the investment companies on a separate basis. Under certain circumstances, SMALLCAP World Fund, Inc. may exercise voting power with respect to the shares held by it. The address of SMALLCAP World Fund, Inc. is 333 South Hope Street, Los Angeles, California 90071.

(7)	On February 17, 2009, FMR LLC reported in a Schedule 13G/A filed with the Securities and Exchange Commission that as of December 31, 2008: (i) Fidelity Management & Research Company (Fidelity), a wholly owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 3,902,310 shares as a result of acting as investment adviser to various investment companies; (ii) Pyramis Global Advisors, LLC (PGALLC), an indirect wholly owned subsidiary of FMR LLC and an investment adviser, is the beneficial owner of 17,418 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds or investment companies owning such shares; and (iii) Pyramis Global Advisors Trust Company (PGATC), an indirect wholly owned subsidiary of FMR LLC and a bank, is the beneficial owner of 401,046 shares as a result of its serving as investment manager of institutional accounts owning such shares. The Board of Trustees of Fidelity has sole voting power for the 3,902,310 shares owned by Fidelity. FMR LLC (through its control of Fidelity) and Edward C. Johnson 3rd (Chairman of FMR LLC) each has the sole power to dispose of the 3,902,310 shares owned by Fidelity. FMR LLC (through its control of the PGALLC) and Edward C. Johnson 3rd (as Chairman of FMR LLC) each has sole dispositive and voting power over the 17,418 shares owned by the institutional accounts or funds advised by PGALLC. FMR LLC (through its control of the

PGATC) and Edward C. Johnson 3rd (as Chairman of FMR LLC) each has sole dispositive power over the 401,046 shares and sole voting power over 350,746 of the shares owned by the institutional accounts managed by PGATC. Mr. Johnson, and various Johnson family members and trusts for their benefit, may be considered, by their stock ownership and the execution of a stockholders’ voting agreement, to form a controlling group of FMR LLC. FMR LLC, Fidelity and Mr. Johnson are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109.

(8)	Vertical Fund I., L.P. (VF-I) and Vertical Fund II, L.P. (VF-II), each of which is a Delaware limited partnership, own shares of our common stock. Mr. Emmitt is a member and manager of The Vertical Group GP, LLC, a limited liability company, that, through other entities, controls the investment decisions made on behalf of VF-I and VF-II (collectively, the “Funds”), and Mr. Emmitt may therefore be deemed to be a beneficial owner of the shares owned by the Funds. Mr. Emmitt disclaims beneficial ownership of the shares owned by the Funds except to the extent of his indirect monetary interest therein.

(9)	Includes 12,400 shares held in a trust for Mr. Longhini’s wife and 1,882 shares held by Mr. Longhini’s wife.

(10)	Mr. Emerson resigned from his position as president and chief executive officer after the 2007 fiscal year end.

(11)	Mr. Etlinger resigned from his position as Senior Vice President of Global Operations effective as of February 27, 2009.

(12)	The number of shares beneficially owned includes 407,847 shares that may be deemed to be beneficially owned by Mr. Emmitt (see footnote 8 above), 12,400 shares held in a trust for Mr. Longhini’s wife and 1,882 shares held by Mr. Longhini’s wife (see footnote 9 above) and 391,390 shares and 575,110 shares issuable upon exercise of options beneficially owned by our executive officers other than our named executive officers that are included separately in this table. Although named in the Summary Compensation Table since they were named executive officers in fiscal 2008, Mr. Emerson and Mr. Etlinger resigned from their executive officer positions and are not included in the total shares held by all directors and executive officers as a group.
RELATED PERSON RELATIONSHIPS AND TRANSACTIONS
          Our board of directors recognizes that related person transactions can present potential or actual conflicts of interest, and may appear to be motivated by interests other than the best interests of the company and its stockholders. Notwithstanding these considerations, the board recognizes that there are situations where related person transactions may be in the best interests of the company and its stockholders. Accordingly, our board of directors has delegated to our audit committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related person transactions prior to the effectiveness or consummation of the transaction. If advance approval is not practicable, the committee may review and, in its discretion, ratify the transaction at the next audit committee meeting. With respect to a related person transaction arising between audit committee meetings, the chief financial officer or the director of internal audit may present it to the audit committee chair, who will review and may approve the related person transaction subject to ratification by the audit committee at their next meeting. In addition, any related person transaction previously approved by the committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the committee, if any, and that all required disclosures regarding the related person transaction are made.
          Our policy defines a “related person transaction” as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were or will be a participant and a related person had or will have a direct or indirect material interest. The board has determined that certain interests do not create a material direct or indirect interest on behalf of the related person, and are, therefore, not “related person transactions” for purposes of the policy, including interests arising only from (a) the related person’s position as a director of another corporation or organization that is a party to the transaction, and/or (b) from the direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10 percent equity interest (other than a general partnership interest) in another entity which is a party to the transaction.
          A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards in our policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the committee will review all related person transactions, regardless of amount, and consider the related person’s relationship to the company and interest in the related person transaction (as an approximate dollar value, without regard to profit or loss), the approximate total dollar value involved in the related person transaction, whether the transaction was undertaken in the ordinary course of business of the company, whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the company than terms that could have been reached with an unrelated third party, the terms on which the related person offers the products or services involved in the related person transaction to unrelated parties, the purpose of, and the potential benefits to the company of, the transaction, whether disclosure of the related person transaction is required under Item 404(a) of Regulation S-K, and any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
          The audit committee will review all relevant information available to it about the related person transaction. The committee may approve or ratify the related person transaction only if the committee determines that, under all of the circumstances, the transaction is in the best interests of the company and its stockholders. The committee may, in its sole discretion, impose such conditions as it deems appropriate on the company or the related person in connection with approval of the related person transactions.
APPROVAL OF 2005 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED
PROPOSAL 2
Introduction and Purpose of Proposed Amendment
          At the Annual Meeting, our stockholders will be asked to approve our 2005 Stock Incentive Plan, as amended and restated (the “2005 Plan”), which includes an amendment to increase the number of shares of common stock issuable under the plan by an additional 5,000,000 shares and to increase the number of shares of common stock that may be issued pursuant to the exercise of incentive stock options granted under the plan from 6,600,000 by an additional 5,000,000 shares. Our board of directors adopted the 2005 Plan in March 2005. The maximum number of shares initially reserved for issuance under the 2005 Plan was 6,600,000, plus the amount of any shares subject to outstanding options under our 2000 Equity Incentive Plan that are not issued or are subsequently forfeited and would otherwise have been available for further issuance under the 2000 Equity Incentive Plan, subject to certain increases described below under the heading “Summary of the 2005 Plan—Shares Available for Issuance.” Our stockholders approved the 2005 Plan in May 2005. Except as discussed below, no provision of the 2005 Plan has been amended since its May 2005 approval, and all provisions remain in full force and effect.
          On March 23, 2009, upon the recommendation of the compensation committee, the board approved, subject to the approval of our stockholders, an amendment to the 2005 Plan to increase the base number of shares reserved for issuance under the 2005 Plan by an additional 5,000,000 shares and to increase the number of shares of common stock that may be issued pursuant to the exercise of incentive stock options granted under the plan from 6,600,000 to 11,600,000. At the Annual Meeting, you will be asked to approve the 2005 Plan, as amended and restated, which includes this amendment.
          Further, on March 23, 2009, the board also approved certain other additional changes to the 2005 Plan, including, (i) revising the definition of “fair market value” of a share of common stock from the mean of the high and low sales price on the date of an award to the closing sales price (as provided in Section 2.11), (ii) clarifying that shares withheld to pay taxes would not again become available for issuance under the 2005 Plan (as provided in Section 4.2), (iii) providing that dividend equivalents cannot be paid on stock options, stock appreciation rights or unvested performance awards (as provided in Section 15.2), and (iv) revising provisions of the 2005 Plan to comply with the final regulations issued under Section 409A of the Internal Revenue Code (as provided in Sections 2.27 and 18). Except as described above, no other provisions of the 2005 Plan were amended, and all other provisions remain in full force and effect.
          As of February 27, 2009, there was an aggregate of 7,434,664 options outstanding under our 2000 Equity Incentive Plan and 2005 Plan and 2,161,486 shares of common stock remain available for issuance under our 2005 Plan. As of February 27, 2009, the Board has granted 343,194 restricted stock awards under the 2005 Plan that have not been forfeited or cancelled and 190,118 of these restricted stock awards remain restricted and unreleased. Grants of restricted stock awards reduce the number of common stock that remain available for issuance under our 2005 Plan by two shares for every one share of restricted stock granted. The Board has not made grants of any other types of incentive awards authorized under the 2005 Plan. Our board has determined that, due to our continued growth since the original adoption of the plan, we will soon exhaust the number of shares currently reserved under the plan. As a result, an increase of the base number of shares reserved for issuance under the 2005 Plan, and a corresponding increase in the number of shares that may be issued upon the exercise of incentive stock options under the 2005 Plan, is necessary so that we are able to maintain a sufficient mechanism through which we can use stock incentives to retain and attract the services of key individuals essential to AMS’ long-term growth and financial success.
          Our board adopted the increase to the base number of shares reserved for issuance under the 2005 Plan because it believes that the 2005 Plan advances our interests and the interests of our stockholders by enabling us to attract and retain qualified individuals through opportunities for equity participation, and to reward those individuals who contribute to the achievement of our economic objectives. This amendment to the 2005 Plan is intended to ensure that an adequate number of shares of our common stock are available for future grants. If the stockholders fail to approve the 2005 Plan, as amended and restated, the 2005 Plan, as amended and restated, will remain in full force and effect, except that the increase in the number of shares available for issuance under the 2005 Plan by an additional 5,000,000 shares, and the corresponding increase in the number of shares that may be issued upon exercise of incentive stock options under the 2005 Plan, will not take effect and such increase will not be available for grants under the 2005 Plan.
Summary of the 2005 Plan
          A general description of the material features of the plan is set forth below. This summary is qualified in its entirety by reference to the full text of the 2005 Plan. You may obtain a copy of the plan from us free of charge, by sending a request to us. A copy of the 2005 Plan has also been filed electronically with the Securities and Exchange Commission as an appendix to this proxy statement, and is available through the Commission’s website at http://www.sec.gov.
General
          The plan’s purpose is to provide a means through which we can attract persons to become and remain employees of AMS and to reward those individuals, such as our non-employee directors, who contribute to the achievement of our economic objectives. By allowing our employees and such individuals to acquire an equity interest in our common stock, the 2005 Plan helps strengthen the commitment of our employees and those individuals to us and aligns their interests with our stockholders.
          Under the 2005 Plan, eligible employees may be granted an incentive award, which gives them the rights to acquire our shares of common stock described below under the heading “Types of Incentive Plans under the 2005 Plan.”
Eligibility
          All employees, consultants, advisors and independent contractors of AMS or any subsidiary, including non-employee directors of AMS, will be eligible to receive incentive awards under the 2005 Plan. Participants in the 2005 Plan will be those eligible recipients who, in the judgment of the committee, have contributed, are contributing or are expected to contribute to the achievement of our economic objectives. As of February 27, 2009, approximately 1,201 employees and seven non-employee directors were eligible to participate in the 2005 Plan. Although we have granted options to consultants in the past and may do so in the future, we do not intend to issue incentive awards to non-employees other than our non-employee directors.
Administration
          Our board, or a committee of the board, may administer the 2005 Plan and has the authority to determine all provisions of incentive awards consistent with terms of the 2005 Plan, including, the eligible recipients who will be granted one or more incentive awards under the 2005 Plan, the nature and extent of the incentive awards to be made to each participant, the time or times when incentive awards will be granted, the duration of each incentive award, and the restrictions and other conditions to which the payment or vesting of incentive awards may be subject. The term “committee” as used in this description of the 2005 Plan refers to either the board of directors, the compensation committee or a committee designated by our board administering the 2005 Plan. Currently, the compensation committee of the board administers the 2005 Plan.
          The committee also has the authority to pay the economic value of any incentive award in the form of cash, common stock or any combination of both, and may amend or modify the terms of outstanding incentive awards (except for certain prohibited “re-pricing” of incentive awards), so long as the amended or modified terms are permitted under the 2005 Plan and any adversely affected participant has consented to the amendment or modification.
Shares Available for Issuance
          The maximum number of shares initially reserved for issuance under the 2005 Plan was 6,600,000, plus the amount of any shares subject to outstanding options under our 2000 Equity Incentive Plan that are not issued or are subsequently forfeited and would otherwise have been available for further issuance under the 2000 Equity Incentive Plan. The number of shares available for issuance under the 2005 Plan is also subject to increase to the extent that we issue shares or incentive awards under the 2005 Plan in connection with certain merger and acquisition transactions, or assume any plan in a merger or acquisition transaction. Any available shares in an assumed plan, however, may only be utilized to the extent permitted under the rules and regulations of the Nasdaq Stock Market.
          Shares of common stock that are issued under the 2005 Plan or that are potentially issuable pursuant to outstanding incentive awards reduce the number of shares remaining available for issuance under the plan. Furthermore, the total number of shares that may be issued under the 2005 Plan will be reduced by one additional share for each share issued, or potentially issuable, pursuant to an outstanding restricted stock award, stock unit award, performance award or stock bonus. Generally, all shares that are initially subtracted from the amount available for issuance under the 2005 Plan with respect to an incentive award that is subsequently forfeited or is otherwise not issued for reasons set forth in the 2005 Plan will automatically again become available for issuance under the 2005 Plan. However, any shares not issued due to the exercise of an option by a “net exercise” or the tender or attestation as to ownership of previously acquired shares, as well as shares covered by a stock appreciation right, to the extent exercised, will not again become available for issuance under the 2005 Plan. Furthermore, shares withheld to pay taxes will not again become available for issuance under the 2005 Plan.
          The following table sets forth the number of shares available for future issuance pursuant to stock incentives under the 2005 Plan as of February 27, 2009, both before and after the requested increase to shares available under the 2005 Plan, together with the equity dilution represented by such shares as a percentage of the shares of AMS common stock outstanding as of February 27, 2009:

	Total Number of
	Shares Available for	Percentage of
	Future Awards	Outstanding Shares
Shares available for future awards under all equity incentive plans, before requested increase	2,161,486	2.7%
Requested increase to shares available under 2005 Plan	5,000,000	6.1%

Shares available for future awards under all equity incentive plans, after requested increase	7,161,486	8.8%
          See the table set forth under the heading “Executive Compensation—Securities Authorized for Issuance Under Equity Compensation Plans” for a summary of the weighted-average exercise price of outstanding options under our 2000 Equity Incentive Plan and the 2005 Plan.
Grant Limits
          No eligible recipient may, in any calendar year, be granted options and stock appreciation rights relating to more than 1,500,000 shares of common stock in the aggregate. In addition, no restricted stock awards, stock unit awards, performance awards and stock bonuses relating to more than 500,000 shares of common stock in the aggregate may be granted to an eligible recipient in any calendar year. Furthermore, no eligible recipient may be granted incentive awards denominated in cash in an amount in excess of $1,000,000 in the aggregate during any calendar year. These limits are subject to adjustment based upon certain changes in our capitalization described below under the heading “Adjustments Upon Changes in Capitalization.” In addition, the limits on incentive awards denominated in stock described above will not apply to incentive awards granted as a result of the company’s assumption or substitution of like awards issued by any acquired, merged or consolidated entity pursuant to the applicable transaction terms.

Adjustments upon Changes in Capitalization
          The 2005 Plan provides for adjustments in the number and kind of shares available for issuance under our 2005 Plan, and, where applicable, corresponding adjustments to the exercise price of securities subject to outstanding incentive awards, if there is a change in our capitalization that results in an increase or decrease in the number of issued and outstanding shares of our common stock.
Types of Incentive Awards Under the 2005 Plan
Options
          Grant and Exercise. The committee may grant options to purchase AMS common stock at a price not less than 100% of the fair market value of one share of common stock on the date of grant. The “fair market value” of a share of our common stock on the date of grant was previously defined as the average of the reported high and low sale prices of our common stock as of the date of grant during the regular trading session, as reported on the Nasdaq Global Select Market (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote). As of February 27, 2009, the “fair market value” of a share of our common stock, as defined above, was $10.355. As discussed above, following the amendments approved to the 2005 Plan by the board on March 23, 2009, the definition of “fair market value” of a share of our common stock on the date of grant is defined as the closing sales price of our common stock as of the date of grant.
          Optionees may pay the exercise price in cash or, at the discretion of the committee, in AMS stock or a combination thereof, or by “cashless exercise” through a broker or by “net exercise” (the withholding of shares otherwise receivable upon exercise of an option). Any shares of common stock tendered or covered by an attestation will be valued at their fair market value on the exercise date.
          Restrictions; Term. The Committee may impose conditions or restrictions to the exercisability of an option, including that the participant remain continuously employed by AMS or a subsidiary for a certain period or that the participant or AMS (or any subsidiary or subunit of AMS) satisfy certain performance criteria specified in the 2005 Plan. An option may not become exercisable, nor remain exercisable, after seven (7) years from its date of grant.
          Incentive Stock Options. Subject to the limitations imposed by the Internal Revenue Code, certain of the options granted under the plan may be designated “incentive stock options.” Under the Internal Revenue Code, the aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable for the first time during any calendar year by any participant may not exceed $100,000. Any incentive stock options in excess of these amounts will be treated as non-statutory options.
Stock Appreciation Rights
          Grant and Exercise. A stock appreciation right is the right to receive a payment from AMS—in the form of shares of common stock, cash or a combination of both (the form is to be determined at the discretion of the committee)—equal to the difference between the fair market value of one or more shares of common stock and a specified exercise price of such shares. Stock appreciation rights may be granted alone or in addition to other incentive awards, or in tandem with an option, either at the time of grant of the option or at any time thereafter during the term of the option. The exercise price of a stock appreciation right will be determined by the committee, in its discretion, at the date of grant, but may not be less than 100% of the fair market value of one share of common stock on the date of grant, except in connection with certain “tandem” grants.
          Restrictions; Term. Stock appreciation rights will be subject to such terms and conditions, if any, consistent with the other provisions of the 2005 Plan, as may be determined by the committee. A stock appreciation right will become exercisable at such time and in such installments as may be determined by the committee, in its sole discretion, at the time of grant; provided, however, that no stock appreciation right may be exercisable after 7 years from its date of grant.
Restricted Stock Awards
          Grant and Vesting. A restricted stock award is an award of common stock that vests at such times and in such installments as may be determined by the committee and, until it vests, is subject to restrictions on transferability and the possibility of forfeiture.

          Restrictions. The committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by AMS or a subsidiary for a certain period or that the participant or AMS (or any subsidiary or subunit of AMS) satisfy certain performance criteria specified in the 2005 Plan.
          Dividends. Unless the Committee determines otherwise, any dividends (other than regular quarterly cash dividends) or distributions paid with respect to shares of common stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate.
Stock Unit Awards
          A stock unit award is a right to receive the fair market value of one or more shares of common stock, payable in cash, shares of common stock, or a combination of both, the payment, issuance, retention and/or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of performance criteria specified in the 2005 Plan or other objectives. Stock unit awards will be subject to such terms and conditions, if any, consistent with the other provisions of the 2005 Plan, as may be determined by the committee; provided, however, that, in all cases, payment of stock unit award will be made within two and one-half months following the end of the tax year during which receipt of the stock unit award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Internal Revenue Code.
Performance Awards
          The committee may grant a participant one or more performance awards under the 2005 Plan, and such performance awards will be subject to such terms and conditions, if any, consistent with the other provisions of the 2005 Plan, as may be determined by the committee in its sole discretion, including, but not limited to, the achievement of one or more of the performance criteria specified in the 2005 Plan; provided, however, that, in all cases, payment of the performance award will be made within two and one-half months following the end of the tax year during which receipt of the performance award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Internal Revenue Code.
Stock Bonuses
          A stock bonus is an award of common stock upon the achievement of one or more of the performance criteria specified in the 2005 Plan or other measures determined by the committee. A stock bonus will be subject to such terms and conditions, consistent with the other provisions of the 2005 Plan, as may be determined by the committee; provided, however, that, in all cases, payment of the stock bonus will be made within two and one-half months following the end of the tax year during which receipt of the stock bonus is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Internal Revenue Code.
Dividend Rights
          In its discretion, the committee may provide in the agreement evidencing an incentive award (other than stock options or stock appreciation rights) that a participant will be entitled to receive dividend equivalents, in cash, for any dividends and distributions paid to stockholders before the issuance of shares under incentive awards; provided, however, that no dividend equivalents will be paid on unvested performance awards.
Effect of Termination of Employment or Other Services
          Unless otherwise provided in the agreement evidencing the incentive award or modified by the committee in its discretion, upon termination of a participant’s employment:
•	All unvested incentive awards under the 2005 plan are terminated and forfeited.

•	Upon termination due to death or retirement, all outstanding, exercisable options and stock appreciation rights then held by the participant will remain exercisable for a period of 12 months thereafter.

•	Upon termination due to disability, all outstanding, exercisable options and stock appreciation rights then held by the participant will remain exercisable for a period of 6 months thereafter.

•	Upon termination for any reason other than death, disability or retirement, all outstanding, exercisable options and stock appreciation rights then held by the participant will remain exercisable for a period of 3 months thereafter.

•	Upon termination for “cause” (as defined in the 2005 Plan), all rights of the participant under the 2005 Plan will immediately terminate without notice of any kind, and no options and stock appreciation rights then held by the participant will thereafter be exercisable.

•	In no case shall the above post-termination periods of exercisability exceed the expiration date of the terminated participant’s options or stock appreciation rights.
Adjustments upon Change in Control
          The plan gives the committee broad authority to fully vest incentive awards or, where applicable, make conditions to payment of incentive awards lapse in the event of a “change in control.” The definition of “change in control” for purposes of the 2005 Plan is set forth above under the heading “Executive Compensation—Potential Payments Upon Termination or Change in Control—Change in Control Severance Agreements.” The committee may condition acceleration of vesting on subsequent events, including the failure of any successor to assume the incentive awards, or the participant’s involuntary termination, other than for cause, or voluntary termination for good reason, within a specified period of time following a change in control. We currently have standard change in control severance agreements with our senior management officers, including our named executive officers, which accelerate vesting of unvested stock options as described under the heading “Executive Compensation—Potential Payments Upon Termination or Change in Control—Change in Control Severance Agreements.”
          In the event of a change in control, the committee may also determine that some or all participants holding outstanding options will receive cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control over the exercise price per share of the options (or, in the event that there is no excess, that such options will be terminated), and that some or all participants holding performance awards will receive, with respect to some or all of the shares subject to the performance awards, cash in an amount equal to the fair market value of such shares immediately prior to the effective date of such change in control.
Amendments and Termination
          The Committee may, in its sole discretion, amend the terms of the 2005 Plan or incentive awards to conform the 2005 Plan to requirements of domestic or foreign law; provided, however, that no amendments to the 2005 Plan will be effective without stockholder approval, if stockholder approval is required under the Internal Revenue Code or the rules of the Nasdaq Stock Market, or if the amendment seeks to increase the number of shares reserved for issuance under the 2005 Plan (other than as a result of a permitted adjustment upon certain changes in capitalization described above under the heading “Adjustments upon Changes in Capitalization”) or to modify the prohibitions on underwater option re-pricing set forth in the plan.
          Unless terminated earlier by the board, the 2005 Plan will terminate on May 5, 2015. Incentive awards outstanding at the time the 2005 Plan is terminated may continue to be exercised, earned or become free of restriction, according to their terms. The board may suspend or terminate the 2005 Plan or any portion of the plan at any time.
          Termination, suspension or amendment of the 2005 Plan will not adversely affect any outstanding incentive award without the consent of the affected participant, except for adjustments in the event of changes in our capitalization or a “change in control” of AMS.
Performance-Based Compensation
          Section 162(m) of the Internal Revenue Code generally prohibits a publicly traded company from deducting certain executive compensation in excess of $1,000,000 per year unless, among other things, the compensation is paid under a stockholder-approved plan containing objective performance criteria. In order for executive compensation in excess of $1,000,000 per year to qualify for this exception, the awards must be granted by a committee consisting solely of two or more outside directors meeting the requirements of Section 162(m).
          Under the 2005 Plan, when the committee is comprised solely of two or more outside directors who meet the requirements of Section 162(m), it may designate whether any restricted stock awards, stock unit awards, performance awards or stock bonuses are intended to be performance-based compensation. Any such incentive awards will, to the extent required by Section 162(m), be conditioned upon the achievement of one or more criteria for measuring performance, and the measurement may be based upon company, subsidiary or business unit performance. The committee may appropriate adjust any evaluation of performance under the performance criteria to reflect the impact of certain extraordinary events. The 2005 Plan provides that the performance criteria may be based upon the achievement of the following performance goals:
•	net sales,

•	operating income,

•	income before income taxes,

•	net income,

•	net income per share (basic or diluted),

•	profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales),

•	cash flows,

•	market share,

•	cost reduction goals,

•	margins (including one or more of gross, operating and net income margins),

•	stock price,

•	total return to stockholders,

•	economic value added,

•	working capital, and

•	strategic plan development and implementation.
          With respect to “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code, the committee will establish the related performance goal(s) for each year no later than the latest date permissible under Section 162(m), provided that the outcome is substantially uncertain at the time the committee actually establishes the performance goals. The committee will also determine and certify in writing prior to payment to a “covered employee” of a performance-based incentive award whether and to what extent the selected performance goal(s) has (have) been satisfied.
          Options and stock appreciation rights granted under the 2005 Plan need not be conditioned upon the achievement of performance criteria in order to constitute “performance-based compensation,” however, if they are issued by a committee which is comprised solely of two or more outside directors and meet the other requirements of Section 162(m), they will not be subject to the Section 162(m) deduction limit. For further discussion of the exemption of option and stock appreciation rights from the Section 162(m) deduction limit, see the discussion under the heading “Federal Income Tax Consequences—Section 162(m)” below.
          Currently, Section 162(m) and related regulations require that stockholders re-approve the material terms of the performance criteria every five years in order to qualify for the exemption. Stockholder approval of the 2005 Plan at our Annual Meeting will be deemed to include approval of the performance criteria in the 2005 Plan and will allow us to qualify for the Section 162(m) exception if at any time we desire to exempt issuances within the meaning of Section 162(m) and our compensation committee responsible for issuing and administering options and performance based awards under the 2005 Plan consists entirely of two or more “outside directors” within the meaning of Section 162(m).

Federal Income Tax Consequences
          The following description of federal income tax consequences is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an incentive award.
Incentive Stock Options
          Neither the participant nor AMS incurs any federal income tax consequences as a result of the grant of an incentive stock option. The exercise of an incentive stock option will not result in any federal income tax consequences to AMS or the participant, except that the excess of the fair market value of the stock over the exercise price may give rise to alternative minimum tax. The participant may also be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below).
          When the participant subsequently sells the shares acquired upon exercise of the incentive option, the participant will recognize income equal to the difference between the sales price and the exercise price of the option. If the participant holds the shares for at least two years after the date of grant and at least one year after the date of exercise, the participant will recognize a long-term capital gain or loss, and AMS will not be entitled to any compensation-expense deduction. If the sale occurs prior to that time, the participant will recognize ordinary income to the extent of the lesser of: (i) the gain realized upon the sale, or (ii) the difference between the fair market value of the acquired stock at the time of exercise and the exercise price; any additional gain will constitute capital gain. AMS will be entitled to a compensation-expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant.
Non-Statutory Stock Options
          Neither the participant nor AMS incurs any federal income tax consequences as a result of the grant of a non-statutory stock option. Upon the exercise of a non-statutory stock option, the excess of the market value of the shares acquired over the consideration paid for the shares is ordinary income to the optionee and is deductible by AMS. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute a capital gain or loss. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). AMS will be entitled to a compensation-expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant.
Stock Appreciation Rights
          Neither the participant nor AMS incurs any federal income tax consequences as a result of the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will realize ordinary income in an amount equal to the cash and the fair market value of any shares of common stock received by the participant. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). AMS will be entitled to a compensation-expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant.
Restricted Stock Awards
          Restricted stock is not taxable to the recipient at the time of grant, but upon the lapse of the restrictions, the restricted stock is recognized by the participant as ordinary income in an amount equal to the then fair market value of the shares. The participant may, however, elect to recognize income at the time of the grant, in which case, the fair market value of the restricted stock at the time of grant is included in ordinary income, and there is no further income recognition upon the lapse of the restrictions. Subject to the limitations of Section 162(m) of the Internal Revenue Code, AMS will be entitled to a compensation-expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant.
          The participant’s tax basis for the restricted stock will be equal to the amount of ordinary income that the participant recognizes, and the participant will recognize a capital gain or loss upon the subsequent sale of the restricted stock. The holding period for restricted stock, for the purpose of characterizing capital gain or loss on any sale of the restricted stock, commences at the time the recipient recognizes ordinary income pursuant to an award.

Stock Unit Awards and Performance Awards
          Neither the participant nor AMS incurs any federal income tax consequences as a result of the grant of a stock unit award or a performance award. Upon payment of a stock unit award or performance award in cash, the participant will include the amount paid as ordinary income in the year the payment was received; if payment is made in stock, the participant will include as ordinary income, in the year the stock was received, an amount equal to the fair market value of the shares received. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a stock unit award or performance award, any gain or loss will be treated as capital gain or loss. Subject to the limitations of Section 162(m), AMS will receive a tax deduction equal to the amount recognized by the participant as ordinary income.
Stock Bonuses
          With respect to shares issued pursuant to a stock bonus, a participant will include as ordinary income, in the year the stock was received, an amount equal to the fair market value of the shares received as of the date of receipt. In the case of a stock bonus subject to restrictions and a risk of forfeiture, the “date of receipt” will be the date the restrictions lapse, unless the participant chooses to recognize income at the date of the grant. Subject to the limitations of Section 162(m), AMS will be entitled to a compensation-expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. At the time of a subsequent sale or disposition of any shares of common stock issued in connection with a stock bonus, any gain or loss will be treated as capital gain or loss.
Excise Tax on Parachute Payments
          The Internal Revenue Code imposes a 20% excise tax on the recipient of “excess parachute payments,” as defined in the Internal Revenue Code, and denies tax deductibility to AMS on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options or the vesting of restricted stock awards, stock unit awards or performance awards upon a change in control of AMS may constitute parachute payments, and in certain cases, “excess parachute payments.”
Section 409A
          The foregoing discussion of tax consequences of incentive awards assumes that the incentive award discussed is either not subject to Section 409A of the Internal Revenue Code, or has been structured to comply with its requirements.
          Section 409A, provides tax rules for compensation that is deferred or becomes vested after December 31, 2004. In the event an incentive award is a “deferred compensation arrangement” subject to Section 409A and it fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally have immediately taxable income on the amount “deferred,” would be required to pay an additional 20% income tax, and must pay interest on the tax that would have been paid but for the deferral.
          Under the terms of the 2005 Plan, the Committee will determine whether incentive awards are subject to Section 409A of the Internal Revenue Code, and will seek to provide additional, written terms and conditions determined necessary or desirable to cause any incentive awards subject to Section 409A to comply in form with its requirements. With respect to incentive awards subject to Section 409A, the Committee will administer the 2005 Plan in a manner that is intended to comply with the requirements of Section 409A and any regulations or rulings issued thereunder.
Section 162(m)
          Section 162(m) of the Internal Revenue Code limits to $1,000,000 per person the amount that we may deduct for compensation paid to any of the corporation’s chief executive officer and the four other most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or stock appreciation right will not be subject to the $1,000,000 limit if the option or stock appreciation right and the plan pursuant to which it is granted meet certain requirements. One requirement is stockholder approval of the material terms of the plan under which the options or stock appreciation rights are granted, including a per-employee limit on the number of shares as to which options and stock appreciation rights may be granted during a period of time. Approval of this Proposal 2 will constitute approval of the material terms of the 2005 Plan. Other requirements are that the option or stock appreciation right be granted by a committee consisting solely of two or more outside directors and that the exercise price of the option or stock appreciation right be not less than the fair market value of our common stock on the date of grant. Accordingly, if these other requirements are met, we believe this will allow us to qualify for the Section 162(m) exception if at any time we desire to exempt issuances within the meaning of Section 162(m) and our compensation committee consists entirely of two or more “outside directors” within the meaning of Section 162(m).
          For a discussion of qualifying “performance-based compensation,” other than options or stock appreciation rights, that qualifies for an exemption under the Section 162(m) deduction limit, see the discussion under the heading “Performance-Based Compensation” above.
Benefits to Named Executive Officers and Others
          The following table sets forth, with respect to our named executive officers for the fiscal year 2008 and each group listed below, (i) the number of shares of common stock issuable pursuant to stock options granted under our 2000 Equity Incentive Plan and the 2005 Plan and (ii) the number of common shares awarded pursuant to restricted stock awards under the 2005 Plan, each as of February 27, 2009 and net of cancellations and forfeitures. No shares of common stock have been issued or are issuable pursuant to other types of incentive awards under the 2005 Plan since we have not granted other types of incentive awards.

		Restricted Stock Awards
Name(1)	Option Shares Granted	Granted

Anthony P. Bihl, III	625,000	—
Ross A. Longhini	890,000	—
Martin J. Emerson	720,000	—
Mark A. Heggestad	275,000	—
Whitney D. Erickson	220,000	—
R. Scott Etlinger	188,750	—
John F. Nealon	495,000	—
Executive Group(2)	3,995,000	—
Non-Executive Director Group(3)	1,165,115	—
Non-Executive-Officer Employee Group(4)	3,870,066	304,958

(1)	Martin J. Emerson has no outstanding equity awards. Mr. Emerson forfeited all of his unvested options as of his resignation date of January 4, 2008, and all of his vested options expired on October 3, 2008.

(2)	This group consists of our current executive officers. Although named in the table above since he was a named executive officer in fiscal 2008, Mr. Etlinger resigned from his executive officer position and is not included in the total options held by all current executive officers as a group.

(3)	This group consists of our current directors who are not executive officers.

(4)	This group consists of all of our current employees who are not executive officers.
New Plan Benefits
          No information can be provided with respect to the number or types of awards that may be granted to particular eligible recipients or groups of recipients in the future under the 2005 Plan. Such awards are within the discretion of the committee, and the committee has not determined any other future awards or who might receive them. It has been the practice of the committee, however, to grant new outside directors and certain new employees stock options and to grant current outside directors and certain employees stock options on an annual basis.
Board of Directors Recommendation
          Our board of directors recommends that our stockholders vote FOR the approval of the 2005 Stock Incentive Plan, as amended and restated. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting is necessary for approval of 2005 Plan. Unless a contrary choice is specified on the proxy card, proxies solicited by our board of directors will be voted FOR approval of the 2005 Plan.
RATIFICATION OF AUDITORS
PROPOSAL 3
          The audit committee of our board has approved the engagement of Ernst & Young LLP to audit our consolidated financial statements for the 2009 fiscal year. Ernst & Young LLP has been our independent auditor since 1998.
          Although not required to do so, the board of directors wishes to submit the selection of Ernst & Young LLP to the stockholders for ratification. The board recommends a vote FOR the ratification of Ernst & Young LLP as our independent auditor for 2009. Unless a different choice is given, proxies solicited by the board will be voted FOR the ratification of Ernst & Young LLP. If the selection of Ernst & Young LLP is not ratified, the audit committee will reconsider its selection.
          We expect at least one representative of Ernst & Young LLP to be present at the Annual Meeting. The representative(s) will have an opportunity to make a statement and will be available to respond to appropriate questions.
AUDIT COMMITTEE REPORT
          The responsibility of the audit committee of the board of directors is to oversee our accounting and financial reporting processes, the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting. Management is responsible for our accounting and financial reporting processes, preparing our consolidated financial statements and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP, our independent auditor, is responsible for performing an audit of our consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States), expressing an opinion on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States).
          In performing its oversight function, the audit committee reviewed and discussed our audited financial statements with management and Ernst & Young, including Management’s Discussion and Analysis, included in our Annual Report on Form 10-K and the results of Ernst & Young’s review of our interim consolidated financial statements. Management and Ernst & Young represented that our audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The audit committee’s reviews included a discussion of:
•	our critical accounting policies;

•	the reasonableness of significant financial reporting judgments made in connection with our consolidated financial statements;

•	the clarity and completeness of financial disclosures;

•	the adequacy of internal controls that could have a material effect on the accuracy of our consolidated financial statements and any material changes in our internal control over financial reporting;

•	the report of internal control over financial reporting; and

•	the potential effects of regulatory and accounting initiatives on our company’s consolidated financial statements.
          The audit committee also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU 380), as in effect for our fiscal year ended January 3, 2009. These statements set forth requirements pertaining to the independent auditor’s communications with the audit committee regarding the conduct of the audit. The audit committee received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public

Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. This standard requires the independent auditor to disclose in writing to the audit committee all relationships between the auditor and AMS that, in the auditor’s judgment, reasonably may be thought to bear on independence and to discuss the auditor’s independence with the audit committee. The audit committee discussed with Ernst & Young its independence and considered in advance whether the provision of any non-audit services by Ernst & Young is compatible with maintaining their independence.
          Based on the reviews and discussions of the audit committee described above, in reliance on the unqualified opinion of Ernst & Young regarding our audited consolidated financial statements, and subject to the limitations on the responsibilities of the audit committee discussed above and in the Audit Committee Charter (a copy of which is available at www.AmericanMedicalSystems.com), the audit committee recommended to the board of directors that such financial statements be included in our Annual Report on Form 10-K for the year ended January 3, 2009.
          The foregoing report is provided by the undersigned members of the audit committee of the board of directors: Thomas E. Timbie (Chair), Albert Jay Graf and Jane E. Kiernan.
          The foregoing Audit Committee Report shall not be deemed to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.
AUDIT AND NON-AUDIT FEES
          The audit committee has a formal policy concerning the approval of audit and non-audit fees to be provided by our independent registered public accountants. This policy requires the pre-approval of all audit fees, engagement fees and terms, permitted non-audit engagements and tax fees, subject to the de minimus exceptions permitted pursuant to the Securities Exchange Act of 1934, as amended. The chair of the audit committee is authorized to grant such pre-approvals in the event there is a need for such approvals prior to the next full audit committee meeting, provided such pre-approvals are then reported to the full audit committee at its next scheduled meeting. All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations, and were approved in advance by the audit committee in accordance with the rules adopted by the Securities and Exchange Commission to implement requirements of the Sarbanes-Oxley Act of 2002.
          During fiscal years 2007 and 2008, Ernst & Young provided various audit and audit-related services. Other than as set forth below, no professional services were rendered or fees billed by Ernst & Young during these years.

	Aggregate Amount Billed
	2008	2007

Audit fees (1)	$1,411,940	$1,310,000
Audit-related fees (2)	21,000	17,000
Tax fees	—	—
All other fees(3)	1,715	1,790

Total	$1,434,655	$1,328,790

(1)	These fees consisted of the annual and statutory audits of our financial statements for fiscal years 2007 and 2008, reviews of the financial statements included in our Forms 10-Q for 2007 and 2008, the audit of our internal control over financial reporting for 2007 and 2008, assistance and review of our response to a comment letter received from the SEC and consents for securities offerings.

(2)	These fees related to audits of employee benefit plans and financial and tax due diligence in connection with mergers and acquisitions.

(3)	These fees related to a subscription to an online research tool.

OTHER BUSINESS
          This proxy statement contains all business we are aware of that will be presented at the Annual Meeting. The person or persons voting the proxies will use their judgment to vote for proxies received by the board for other business, if any, that may properly come before the Annual Meeting.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
          Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Directors, executive officers, and greater than ten percent stockholders are required by SEC regulations to give us copies of all Section 16(a) reports they file.
          To our knowledge, based on review of the copies of such reports furnished to us during the year ended January 3, 2009, and based on representations by our directors and executive officers, all required Section 16 reports under the Securities Exchange Act of 1934, as amended, for our directors, executive officers and beneficial owners of greater than 10 percent of our common stock, were filed on a timely basis during the fiscal year ended January 3, 2009, except that Lawrence W. Getlin, Mark A. Heggestad, R. Scott Etlinger, Whitney D. Erickson, Janet L. Dick, and John F. Nealon failed to timely file a Form 4 reporting their stock option grants on March 6, 2008, and Ross A. Longhini failed to timely file Form 4 reports reporting his stock option grants on March 6, 2008 and March 13, 2008. To date, all late Form 4 reports have been filed.
PROPOSALS FOR THE NEXT ANNUAL MEETING
          Stockholder proposals intended to be presented in our proxy materials for the next annual meeting of stockholders must be received by December 3, 2009, and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission. A stockholder who wishes to make a proposal at the next annual meeting of stockholders without including the proposal in our proxy statement must notify us by February 16, 2010. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies we solicit for the next annual meeting of stockholders will have discretionary authority to vote on the proposal.
DIRECTOR NOMINATIONS
          Any stockholder who desires to recommend a nominee for director must submit a letter, addressed to Corporate Secretary, American Medical Systems Holdings, Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, and which is clearly identified as a “Director Nominee Recommendation.” All recommendation letters must identify the author as a stockholder and provide a brief summary of the candidate’s qualifications, as well as contact information for both the candidate and the stockholder. Stockholders who wish to make a recommendation for a nominee to be elected at our 2010 Annual Meeting must submit their recommendation by December 3, 2009, to allow time for meaningful consideration and evaluation of the nominees by the nominating/corporate governance committee.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
          Stockholders may communicate with the board of directors by sending correspondence, in care of our Corporate Secretary, American Medical Systems Holdings, Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, with an instruction to forward the communication to the board of directors, or, if desired, to a particular director. Our corporate secretary will promptly forward all such stockholder communications to the board or the specified director.
HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS
          The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents. This rule allows us to send a single annual report and proxy statement to any household at which two or more AMS stockholders reside if we believe that the stockholders are members of the same family. Some banks, brokers, and other intermediaries may be participating in this practice of “householding” proxy statements and annual reports. This rule benefits both our stockholders and us. It reduces the volume of duplicate information received at your address and helps us reduce our expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instruction forms.
          If your household has previously received a single set of disclosure documents, but you would prefer to receive your own copy this year or in future years, you should contact your bank, broker, or other nominee record holder. We can also deliver a separate copy of our annual report or proxy statement to any stockholder upon either written request to American Medical Systems Holdings, Inc., 10700 Bren Road West, Minnetonka, Minnesota 55343, Attention: Investor Relations, or upon verbal request to (952) 930-6000. Similarly, if you share an address with another AMS stockholder and together both of you wish to receive only a single set of our annual disclosure documents, please follow the same instructions.
ANNUAL REPORT
          A COPY OF OUR 2008 ANNUAL REPORT ON FORM 10-K (EXCLUDING EXHIBITS THAT WILL BE FURNISHED UPON PAYMENT OF A FEE) HAS BEEN SENT WITH THIS NOTICE OF ANNUAL MEETING AND PROXY STATEMENT. THE ANNUAL REPORT ON FORM 10-K DESCRIBES OUR FINANCIAL CONDITION AS OF JANUARY 3, 2009.

APPENDIX A
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
2005 STOCK INCENTIVE PLAN, AMENDED AND RESTATED
(AS PROPOSED TO BE AMENDED)
1. Purpose of Plan.
          The purpose of the American Medical Systems Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”) is to advance the interests of American Medical Systems Holdings, Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company’ economic objectives.
2. Definitions.
          The following terms will have the meanings set forth below, unless the context clearly otherwise requires:
          2.1 “Board” means the Board of Directors of the Company.
          2.2 “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.
          2.3 “Cause” means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary.
          2.4 “Change in Control” means an event described in Section 14.1 of the Plan; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by a Change in Control, the term Change in Control will mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as such term is defined in Section 409A of the Code and the regulations and rulings issued thereunder.
          2.5 “Code” means the Internal Revenue Code of 1986, as amended.
          2.6 “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.
          2.7 “Common Stock” means the voting common stock of the Company, par value $0.01 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.
          2.8 “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by an Eligible Recipient’s Disability, such term will mean that the Eligible Recipient is disabled as defined by Section 409A of the Code and the regulations and rulings issued thereunder.
          2.9 “Eligible Recipients” means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, and any non-employee directors, consultants, advisors and independent contractors of the Company or any Subsidiary. Nothwithstanding the foregoing, for purposes of granting Incentive Stock Options, the term Eligible Recipients shall be limited to all employees (including without limitation, officers and directors who are also employees) of the Company or any Subsidiary.

          2.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          2.11 “Fair Market Value” means, with respect to the Common Stock, as of any date: (i) the closing sale price of the Common Stock as of such date during the regular daily trading session, as reported on the Nasdaq National Market System or on any national exchange (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (ii) if the Common Stock is not so listed, admitted to unlisted trading privileges, or reported on any national exchange or on the Nasdaq National Market System, the mean between the reported high and low sale prices as of such date during the regular daily trading session, as reported by the Nasdaq SmallCap Market, OTC Bulletin Board, the Bulletin Board Exchange (BBX) or the National Quotation Bureaus, Inc., or other comparable service (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.
          2.12 “Good Reason,” unless otherwise defined in an agreement evidencing an Incentive Award, means the occurrence of any of the following in connection with a Change in Control: (i) a substantial diminution in the Participant’s authority, duties or responsibilities as in effect prior to the Change in Control, (ii) a reduction by the Company in the Participant’s base salary, or an adverse change in the form or timing of the payment thereof, as in effect immediately prior to the Change in Control or as thereafter increased, or (iii) the Company’s requiring the Participant to be based at any office or location that is more than fifty (50) miles further from the office or location thereof immediately preceding the Change in Control; provided, however, Good Reason shall not include any of the circumstances or events described above unless (A) the Participant has first provided written notice of such circumstance or event to the Company or its successor and the Company or such successor has not corrected such circumstance or event within thirty (30) days thereafter; and (B) the Participant has not otherwise consented to the occurrence in writing.
          2.13 “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award, Performance Award or Stock Bonus granted to an Eligible Recipient pursuant to the Plan.
          2.14 “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.
          2.15 “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.
          2.16 “Option” means an Incentive Stock Option or a Non Statutory Stock Option.
          2.17 “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.
          2.18 “Performance Criteria” means the performance criteria that may be used by the Committee in granting Incentive Awards contingent upon achievement of performance goals, consisting of net sales, operating income, income before income taxes, net income, net income per share (basic or diluted), profitability as measured by return ratios (including return on assets, return on equity, return on investment and return on sales), cash flows, market share, cost reduction goals, margins (including one or more of gross, operating and net income margins), stock price, total return to stockholders, economic value added, working capital and strategic plan development and implementation. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, either absolute or by relative comparison to other companies or any other external measure of the selected criteria.
          2.19 “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 10 of the Plan to receive an amount of cash, a number of shares of Common Stock, or a combination of both, contingent upon achievement of Performance Criteria or other objectives during a specified period.
          2.20 “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant.
          2.21 “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that are subject to restrictions on transferability and a risk of forfeiture.

          2.22 “Retirement” means termination of employment or service at age 55 or older and completion of at least ten years of continuous service.
          2.23 “Securities Act” means the Securities Act of 1933, as amended.
          2.24 “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares.
          2.25 “Stock Bonus” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 11 of the Plan.
          2.26 “Stock Unit Award” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive the Fair Market Value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, the payment, issuance, retention and /or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of Performance Criteria or other objectives.
          2.27 “Subsidiary” means any entity in which the Company has a “controlling interest” (as defined in Treas. Reg. Sec. 1.409A-1(b)(5)(ii)(E)(1)), either directly or through a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, as determined by the Committee.
          2.28 “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.
3. Plan Administration.
          3.1 The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non employee directors” within the meaning of Rule 16b 3 under the Exchange Act, who are “independent” as required by the listing standards of the Nasdaq Stock Market (or other applicable market or exchange on which the Company’s Common Stock may be quoted or traded) and who are “outside directors” within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act or whose compensation in the fiscal year may be subject to the limits on deductible compensation pursuant to Section 162(m) of the Code. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.
          3.2 Authority of the Committee.
     (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award;

and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject; provided, however, that notwithstanding any other provision of the Plan: (A) any Incentive Award other than an Option or Stock Appreciation Right will not vest or become payable over a period of less than three (3) years from the date of grant, if vesting or payment is based solely upon the passage of time, and will have a performance measurement period of not less than one (1) year, if vesting or payment is based upon satisfaction of Performance Criteria or other objectives; and (B) all Incentive Awards granted to non-employee directors shall be granted pursuant to bona fide formulas or policies established by the Committee from time to time for the compensation of such directors, as a group, in respect of service as a non-employee director, a member of a committee of the Board or chair of the Board or a committee of the Board, and the Committee shall not discriminate among individual non-employee directors in granting or establishing the terms of Incentive Awards (except to the extent such formulas or policies may be modified from time to time). In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.
     (b) Subject to Section 3.2(d), the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that (A) the Committee shall not be authorized to accelerate the vesting or payment of any Incentive Award or terminate or waive any restrictions relating to an Incentive Award without prior approval of the Company’s stockholders, except in connection with the Participant’s death, Disability or Retirement, or in connection with a Change in Control; (B) the amended or modified terms are permitted by the Plan as then in effect; and (C) any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.
     (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect, including the limitations in Section 3.2(a) and 3.2(b).
     (d) Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; (B) Restricted Stock Awards; or (C) Stock Unit Awards, Performance Awards or Stock Bonuses in exchange; or (iii) repurchasing the underwater Options or Stock Appreciation Rights and granting new Incentive Awards under this Plan. For purposes of this Section 3.2(d), Options and Stock Appreciation Rights will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option or Stock Appreciation Right.

     (e) In addition to the authority of the Committee under Section 3.2(b) and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws. The Committee shall have no authority, however, to take action pursuant to this Section 3.2(e): (i) to reserve shares or grant Incentive Awards in excess of the limitations provided in Section 4.1; (ii) to effect any re-pricing in violation of Section 3.2(d); (iii) to grant Options having an exercise price less than 100% of the Fair Market Value of one share of Common Stock on the date of grant in violation of Section 6.2; or (iv) for which stockholder approval would then be required pursuant to Section 19.
     (f) Notwithstanding anything in this Plan to the contrary, the Committee will determine whether an Incentive Award is subject to the requirements of Section 409A of the Code and, if determined to be subject to Section 409A of the Code, the Committee will make such Incentive Award subject to such written terms and conditions determined necessary or desirable to cause such Incentive Award to comply in form with the requirements of Section 409A of the Code. Further, the Plan, as it relates to Incentive Awards that are subject to Section 409A of the Code, will be administered in a manner that is intended to comply with the requirements of Section 409A of the Code and any regulations or rulings issued thereunder.
4. Shares Available for Issuance.
          4.1 Maximum Number of Shares Available; Certain Restrictions on Awards. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be the sum of:
     (a) 11,600,000;
     (b) the number of shares subject to outstanding options under the Company’s 2000 Equity Incentive Plan as of the Effective Date which are not thereafter issued or which have been issued but are subsequently forfeited and which would otherwise have been available for further issuance under such plan, assuming, however, that the provisions of Section 4.2 of the Plan applied thereto;
     (c) the number of shares issued or Incentive Awards granted under the Plan in connection with the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of the Company and/or any Subsidiary(ies) acquiring, merging or consolidating with another entity; and
     (d) the number of shares that are unallocated and available for grant under a stock plan assumed by the Company or any Subsidiary(ies) in connection with the merger, consolidation, or acquisition of another entity by the Company and/or any of its Subsidiaries, based on the applicable exchange ratio and other transaction terms, but only to the extent that such shares may be utilized by the Company or its Subsidiaries following the transaction pursuant to the rules and regulations of the Nasdaq Stock Market (or other applicable market or exchange on which the Company’s Common Stock may be quoted or traded).
The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury. Notwithstanding any other provisions of the Plan to the contrary, (i) no Participant in the Plan may be granted Options and Stock Appreciation Rights relating to more than 1,500,000 shares of Common Stock in the aggregate during any calendar year; (ii) no Participant in the Plan may be granted Restricted Stock Awards, Stock Unit Awards, Performance Awards and Stock Bonuses relating to more than 500,000 shares of Common Stock in the aggregate during any calendar year; (iii) no Participant in the Plan may be granted Incentive Awards denominated in cash in an amount in excess of $1,000,000 in the aggregate during any calendar year; and (iv) no more than 11,600,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan. All of the foregoing share limits are subject, in each case, to adjustment as provided in Section 4.3 of the Plan. In addition, the limits set forth in clauses (i) and (ii) above will not apply to Incentive Awards granted as a result of the Company’s assumption or substitution of like awards issued by any acquired, merged or consolidated entity pursuant to the applicable transaction terms, and the limit in clause (iv) above will not apply to any Incentive Stock Options that are assumed or substituted pursuant to the applicable provisions of the Code in connection with any acquisition, consolidation or merger.
          4.2 Accounting for Incentive Awards. Shares of Common Stock that are issued under the Plan or that are potentially issuable pursuant to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that the total number of shares that may be issued under the Plan shall be reduced by one additional share for each share issued pursuant to an Incentive Award other than an Option or a Stock Appreciation Right, or potentially issuable pursuant to an outstanding Incentive Award other than an Option or a Stock Appreciation Right. All shares so subtracted from the amount available under the Plan with respect to an Incentive Award that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan; provided, however, that (i) any shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6.4(b) or the tender or attestation as to ownership of Previously Acquired Shares will not again become available for issuance under the Plan; and (ii) shares covered by a Stock Appreciation Right, to the extent exercised, will not again become available for issuance under the Plan. Furthermore, shares withheld for the payment of taxes in connection with an Incentive Award will not again become available for issuance under the Plan.
          4.3 Adjustments to Shares and Incentive Awards. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards, and (b) the exercise price of outstanding Options and Stock Appreciation Rights.
5. Participation.
          Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.
6. Options.
          6.1 Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non Statutory Stock Option.
          6.2 Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant (or 110% of the Fair Market Value of one share of Common Stock on the date of grant of an Incentive Stock Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company). Notwithstanding the foregoing, to the extent that Options are granted under the Plan as a result of the Company’s assumption or substitution of options issued by any acquired, merged or consolidated entity, the exercise price for such Options shall be the price determined by the Committee pursuant to the conversion terms applicable to the transaction.
          6.3 Exercisability and Duration. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant , including without limitation (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after seven (7) years from its date of grant (five years from its date of grant in the case of an Incentive Option if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).
          6.4 Payment of Exercise Price.
     (a) The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee; (iii) to the extent permissible under applicable law, by delivery of a promissory note (on terms acceptable to the Committee in its sole discretion); (iv) by a “net exercise of the Option (as further described in paragraph (b), below); or (v) by a combination of such methods.
     (b) In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 13.1.
     (c) Previously Acquired Shares tendered or covered by an attestation as payment of an Option exercise price will be valued at their Fair Market Value on the exercise date.
          6.5 Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in Minnetonka, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.
7. Stock Appreciation Rights.
          7.1 Grant. An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee will have the sole discretion to determine the form in which payment of the economic value of Stock Appreciation Rights will be made to a Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.
          7.2 Exercise Price. The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except as provided in Section 7.4, below. Notwithstanding the foregoing, to the extent that Stock Appreciation Rights are granted under the Plan as a result of the Company’s assumption or substitution of stock appreciation rights issued by any acquired, merged or consolidated entity, the exercise price for such Stock Appreciation Rights shall be the price determined by the Committee pursuant to the conversion terms applicable to the transaction.
          7.3 Exercisability and Duration. A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after seven (7) years from its date of grant. A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

          7.4 Grants in Tandem with Options. Stock Appreciation Rights may be granted alone or in addition to other Incentive Awards, or in tandem with an Option, either at the time of grant of the Option or at any time thereafter during the term of the Option. A Stock Appreciation Right granted in tandem with an Option shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number as the Committee may determine), shall be exercisable at such time or times and only to the extent that the related Option is exercisable, have the same term as the Option and shall have an exercise price equal to the exercise price for the Option. Upon the exercise of a Stock Appreciation Right granted in tandem with an Option, the Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an Option having a related Stock Appreciation Right, the Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.
8. Restricted Stock Awards.
          8.1 Grant. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.
          8.2 Rights as a Stockholder; Transferability. Except as provided in Sections 8.1, 8.3, 8.4 and 15.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.
          8.3 Dividends and Distributions. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.
          8.4 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book entry stock account with the Company’s transfer agent.
9. Stock Unit Awards.
          An Eligible Recipient may be granted one or more Stock Unit Awards under the Plan, and such Stock Unit Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the payment, issuance, retention and/or vesting of such Stock Unit Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that in all cases payment of a Stock Unit Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Stock Unit Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.
10.	Performance Awards.
          An Eligible Recipient may be granted one or more Performance Awards under the Plan, and such Performance Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria; provided, however, that in all cases payment of the Performance Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Performance Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.

11. Stock Bonuses.
          An Eligible Recipient may be granted one or more Stock Bonuses under the Plan, and such Stock Bonuses will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria; provided, however, that in all cases payment of the Performance Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Performance Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.
12. Effect of Termination of Employment or Other Service. The following provisions shall apply upon termination of a Participant’s employment or other service with the Company and all Subsidiaries, except to the extent that the Committee provides otherwise in an agreement evidencing an Incentive Award at the time of grant or determines pursuant to Section 12.4.
          12.1 Termination of Employment Due to Death or Retirement. Subject to Section 12.5 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Retirement:
     (a) All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of twelve months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate;
     (b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and
     (c) All outstanding but unpaid Stock Unit Awards, Performance Awards and Stock Bonuses then held by the Participant will be terminated and forfeited.
          12.2 Termination of Employment Due to Disability. Subject to Section 12.5 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Disability:
     (a) All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of six months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate;
     (b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and
     (c) All outstanding but unpaid Stock Unit Awards, Performance Awards and Stock Bonuses then held by the Participant will be terminated and forfeited.
          12.3 Termination of Employment for Reasons Other than Death, Disability or Retirement. Subject to Section 12.5 of the Plan, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary):
     (a) All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right). Options and Stock Appreciation Rights not exercisable as of such termination will be forfeited and terminate;
     (b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

     (c) All outstanding but unpaid Stock Unit Awards, Performance Awards and Stock Bonuses then held by the Participant will be terminated and forfeited.
          12.4 Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 12, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to terminate, become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards, Stock Unit Awards or Performance Awards then held by such Participant to terminate, vest and/or continue to vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (i) no Incentive Award may remain exercisable or continue to vest for more than two years beyond the date such Incentive Award would have terminated if not for the provisions of this Section 12.4 but in no event beyond its expiration date; (ii) the Committee shall not be authorized to accelerate the vesting or payment of any Incentive Award or terminate or waive any restrictions relating to an Incentive Award without prior approval of the Company’s stockholders, except in connection with the Participant’s death, Disability or Retirement, or in connection with a Change in Control; and (iii) any such action adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan).
          12.5 Effects of Actions Constituting Cause. Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind. The Company may defer the exercise of any Option, the vesting of any Restricted Stock Award or the payment of any Stock Unit Award, Performance Award or Stock Bonus for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.
          12.6 Determination of Termination of Employment or Other Service.
     (a) The change in a Participant’s status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant or advisor of the Company or any Subsidiary will, for purposes of the Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.
     (b) The change in a Participant’s status from that of a non-employee consultant or advisor of the Company or any Subsidiary to that of an employee of the Company or any Subsidiary will not, for purposes of the Plan, be deemed to result in a termination of such Participant’s service as a non-employee consultant or advisor with the Company and its Subsidiaries, and such Participant will thereafter be deemed to be an employee of the Company or its Subsidiaries until such Participant’s employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment (subject to paragraph (a), above).
     (c) Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is triggered by a termination of a Participant’s employment or service, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code.
          12.7 Breach of Confidentiality, Non-Compete or Non-Solicitation Agreements. Notwithstanding anything in the Plan to the contrary and in addition to the rights of the Committee under Section 12.5, in the event that a Participant materially breaches the terms of any confidentiality, non-compete or non-solicitation agreement entered into with the Company or any Subsidiary (including a confidentiality, non-compete or non-solicitation agreement made in connection with the grant of an Incentive Award), whether such breach occurs before or after termination of such Participant’s employment or other service with the Company or any Subsidiary, the Committee in its sole discretion may require the Participant to surrender shares of Common Stock received, and to disgorge any profits (however defined by the Committee), made or realized by the Participant in connection with any Incentive Awards or any shares issued upon the exercise or vesting of any Incentive Awards.
13. Payment of Withholding Taxes.
          13.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Participant in connection with an Incentive Award; or (c) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.
          13.2 Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment related tax obligation described in Section 13.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods. For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.
14. Change in Control.
          14.1 A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose shares of Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (x) any acquisition by the Company or any “affiliate” of the Company, within the meaning of 17 C.F.R. ss. 230.405 (an “Affiliate”), (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company, (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (b) of this Section 14.1 (persons and entities described in clauses (x), (y) and (z) being referred to herein as “Permitted Holders”); or
     (b) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (B) no Person (excluding any Permitted Holder) beneficially owns, directly or indirectly, 50% or more (on a fully diluted basis) of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, taking into account as outstanding for this purpose such common stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent Board of Directors of the Company at the time of the execution of the initial agreement providing for such Business Combination; or
     (c) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or
     (d) The sale of at least 80% of the assets of the Company to an unrelated party, or completion of a transaction having a similar effect; or
     (e) The individuals who on the Effective Date constitute the Board of Directors thereafter cease to constitute at least a majority thereof; provided that any person becoming a member of the Board of Directors subsequent to the Effective Date whose election or nomination was approved by a vote of at least two-thirds of the directors who then comprised the Board of Directors immediately prior to such vote shall be considered a member of the Board of Directors on the Effective Date.
          14.2 Acceleration of Vesting. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award: (a) all Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all Restricted Stock Awards will become immediately fully vested and non forfeitable; and (c) any conditions to the payment of Stock Unit Awards, Performance Awards and Stock Bonuses will lapse. The Committee may make any such acceleration subject to further conditions, including, but not limited to, conditions relating to (i) the failure of any successor to assume the Incentive Awards in connection with a Change in Control, or (ii) the Participant’s involuntary termination, other than for Cause, or voluntary termination for Good Reason, in each case within a specified period of time following a Change in Control.
          14.3 Cash Payment. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that: (i) some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options (or, in the event that there is no excess, that such Options will be terminated); and (ii) some or all Participants holding Performance Awards will receive, with respect to some or all of the shares of Common Stock subject to such Performance Awards, as of the effective date of any such Change in Control of the Company, cash in an amount equal the Fair Market Value of such shares immediately prior to the effective date of such Change in Control.
          14.4 Limitation on Change in Control Payments. Notwithstanding anything in Section 14.2 or 14.3 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the vesting of an Incentive Award as provided in Section 14.2 or the payment of cash in exchange for all or part of an Incentive Award as provided in Section 14.3 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 13.3 or 13.4 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, that such reduction shall be made only if the aggregate amount of the payments after such reduction exceeds the difference between (A) the amount of such payments absent such reduction minus (B) the aggregate amount of the excise tax imposed under Section 4999 of the Code attributable to any such excess parachute payments. Notwithstanding the foregoing sentence, if a Participant is subject to a separate agreement with the Company or a

Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that the Participant will have the discretion to determine which “payments” will be reduced, that such “payments” will not be reduced or that such “payments” will be “grossed up” for tax purposes), then this Section 14.4 will not apply, and any “payments” to a Participant pursuant to Section 14.2 or 14.3 of the Plan will be treated as “payments” arising under such separate agreement.
15. Rights of Eligible Recipients and Participants; Transferability.
          15.1 Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.
          15.2 Rights as a Stockholder; Dividends. As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan or otherwise provided by the Committee, no adjustment will be made in the amount of cash payable or in the number of shares of Common Stock issuable under Incentive Awards denominated in or based on the value of shares of Common Stock as a result of cash dividends or distributions paid to holders of Common Stock prior to the payment of, or issuance of shares of Common Stock under, such Incentive Awards. In its discretion, the Committee may provide in an agreement evidencing an Incentive Award (other than Options and Stock Appreciation Rights) that the Participant will be entitled to receive dividend equivalents, in the form of a cash credit to an account for the benefit of the Participant, for any such dividends and distributions; provided, however, that no such dividend equivalents will be paid on unvested Performance Awards. The terms of any rights to dividend equivalents will be determined by the Committee and set forth in the agreement evidencing the Incentive Award (other than Options and Stock Appreciation Rights), including the time and form of payment and whether such equivalents will be credited with interest or deemed to be reinvested in Common Stock.
          15.3 Restrictions on Transfer.
     (a) Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting or issuance (in the case of Restricted Stock Awards and Performance Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.
     (b) A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 12 of the Plan) may be made by, such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 12 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.
     (c) Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer. A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.
          15.4 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.
16. Securities Law and Other Restrictions.
          Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
17. Performance-Based Compensation Provisions.
          The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code (“Section 162(m)”), in its sole discretion, may designate whether any Incentive Awards are intended to be “performance-based compensation” within the meaning of Section 162(m). Any Incentive Awards so designated will, to the extent required by Section 162(m), be conditioned upon the achievement of one or more Performance Criteria, and such Performance Criteria will be established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) giving due regard to the disparate treatment under Section 162(m) of Options and Stock Appreciation Rights (where compensation is determined based solely on an increase in the value of the underlying stock after the date of grant or award), as compared to other forms of compensation, including Restricted Stock Awards, Stock Unit Awards and Performance Awards. The Committee shall also certify in writing that such Performance Criteria have been met prior to payment of compensation to the extent required by Section 162(m).
18. Compliance with Section 409A.
          The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto). It is intended that the Plan and all Incentive Awards hereunder will comply in form and operation with the requirements for an exception from, or the requirements of, Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything in this Section 18 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code, no amendment to or payment under such Incentive Award will be made unless permitted under Section 409A and the regulations or rulings issued thereunder.
19. Plan Amendment, Modification and Termination.
          The Board may suspend or terminate the Plan or any portion thereof at any time. In addition to the authority of the Committee to amend the Plan under Section 3.2(e), the Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or Section 162(m) of the Code or the rules of the Nasdaq Stock Market (or other applicable market or exchange on which the Company’s Common Stock may be quoted or traded); or (ii) such amendment seeks to increase the number of shares authorized for issuance hereunder (other than by virtue of an adjustment under Section 4.3) or to modify Section 3.2(d) hereof. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan.

20. Effective Date and Duration of the Plan.
          The Plan will be effective as of May 5, 2005, or such later date on which the Plan is initially approved by the Company’s stockholders. The Plan will terminate at midnight on the tenth (10th) anniversary of such effective date, and may be terminated prior to such time by Board action. No Incentive Award will be granted after termination of the Plan. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, earned or become free of restrictions, according to their terms.
21. Miscellaneous.
          21.1 Governing Law. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.
          21.2 Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

ANNUAL MEETING OF STOCKHOLDERS
Thursday, April 30, 2009
10:00 a.m. Central Time
10700 Bren Road West
Minnetonka, Minnesota 55343

proxy

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report for the Annual Meeting on April 30, 2009 are available at http://materials.proxyvote.com/02744M.
This Proxy is solicited by the Board of Directors for use at the Annual Meeting on April 30, 2009.
The undersigned hereby appoint(s) Anthony P. Bihl, III and Mark A. Heggestad, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of American Medical Systems Holdings, Inc. held of record by the undersigned on March 13, 2009, at the April 30, 2009 Annual Meeting of Stockholders, or any adjournment thereof.

See reverse for voting instructions.

ADDRESS BLOCK

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.
ò Please detach here ò

The Board of Directors Recommends a Vote FOR all nominees for Director and FOR Proposals 2 and 3.

1.	ELECTION OF DIRECTORS:	01 Anthony P. Bihl, III 02 Jane E. Kiernan	03 Thomas E. Timbie	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(INSTRUCTIONS: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	PROPOSAL TO APPROVE OUR 2005 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED, AS DESCRIBED IN THE PROXY STATEMENT.			☐ For ☐ Against ☐ Abstain

3.	PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR FOR 2009.			☐ For ☐ Against ☐ Abstain

4.	In their discretion, the proxies are authorized to vote upon such other business, as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSALS 2 AND 3.

Address Change? Mark Box ☐ Indicate changes below:					Date

Signature(s) in Box

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in the entity’s full legal name by the President or other authorized officer and give such authorized officer’s full title.